EXHIBIT 99.1

NAME: _________________________	PPM#___________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Vnue, Inc.

A Nevada Corporation

Up to $10,000,000

Up To 5,000,000 Shares of Series A 2018 7% Convertible Preferred Stock

With 5,000,000 warrants

A Minimum of Two Units Up To a Maximum of 200 Units

25,000 Preferred Shares and 25,000 Warrants ($50,000) per Unit,

Minimum Purchase 1/2Unit ($25,000)

Vnue, Inc.., a Nevada corporation (the “Company” or “Vnue”) is offering up to 5,000,000 shares of its Series A 2018 7% Convertible Preferred Stock, par value $.0001 per share (the “Shares) in up to 200 Units of 25,000 shares per Unit. For every one Preferred Share subscribed a warrant for one common share exercisable at $2.50 will be attached. If you subscribe and your subscription is accepted, you will become an equity non-voting shareholder in the Company. The net proceeds of the capital raised will be used primarily for working capital and repayment of indebtedness to be used by the Company to execute its business plan to carry on business as a live entertainment music technology company which brings bands and fans together by capturing professional quality audio and video recordings of live performances and then delivers that experience to a customer’s home and hand held device.

The offering price of the Shares was established arbitrarily by the Company based solely upon its projected working capital needs and bears no necessary relationship to the assets, earnings, or book value of the Company, or any other objective standard of value.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER “RISK FACTORS.”

The Company has the sole discretion to accept or reject any subscription. This Confidential Private Placement Memorandum (“Memorandum”) does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This Memorandum is being delivered to potential investors in the Offering, along with other documents in connection with the Offering (collectively, the “Offering Materials”). The matters discussed in this Memorandum should be considered in light of certain Risk Factors relating to the Offering. See “Risk Factors”.

This private placement will be primarily accomplished by the officers of the Company and no commissions or other consideration will be paid to the officers for the successful sale of the Units herein. However, in the event the Company engages a placement agent broker dealer licensed by the Financial Industry Regulatory Authority (FINRA) then the proceeds of this offering will be reduced by (i) paying them a cash fee of up to 10% of the cash proceeds received from the investors that the respective broker-dealers solicit and (ii) non-allocable expense fee of up to 2% of the cash proceeds received from investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-SION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE OTHER OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Vnue, Inc.

104 W. 29th Street, 11th Floor

New York, NY 10001

857-777-6190

THE DATE OF THIS PRIVATE PLACEMENT MEMORANDUM IS JULY 20, 2018

INVESTOR NOTICES

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHALL BE EMPLOYED IN THE OFFERING OF THE SECURITIES, EXCEPT THE INFORMATION CONTAINED IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THE “MEMORANDUM”). NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE OFFERING OTHER THAN INFORMATION OR REPRESENTATIONS INCLUDED IN THIS MEMORANDUM AND ACCOMPANYING DOCUMENTS. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS NOT INCLUDED IN THIS MEMORANDUM, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED BY VNUE, INC. OR OUR OFFICERS, DIRECTORS OR AGENTS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO “WE,” “US,” “OUR COMPANY,” “VNUE” OR “COMPANY” REFER COLLECTIVELY TO VNUE, INC. OR ITS SUBSIDIARIES IN CERTAIN CIRCUMSTANCES.

THIS OFFERING IS BEING MADE IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), BY VIRTUE OF OUR INTENDED COMPLIANCE WITH THE PROVISIONS OF SECTION 4(2) OF THE SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER, AND IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN VARIOUS STATE SECURITIES LAWS. THE SHARES ARE BEING OFFERED ONLY TO INVESTORS (I) WHO ARE “ACCREDITED INVESTORS” AS SUCH TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT AND (II) WHO MEET ANY OTHER APPLICABLE INVESTOR QUALIFICATIONS ESTABLISHED BY THE COMPANY (WHICH MAY VARY DEPENDING ON THE JURISDICTIONS IN WHICH THE INTERESTS ARE BEING OFFERED), AND EACH PROSPECTIVE INVESTOR WILL BE REQUIRED TO REPRESENT THAT SUCH INVESTOR MEETS ALL APPLICABLE INVESTOR QUALIFICATIONS.

THE SHARES OFFERED HEREBY, AND THE SHARES OF COMMON STOCK INTO WHICH THE SHARES MAY BE CONVERTED, ARE RESTRICTED SECURITIES UNDER FEDERAL AND STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION ACCEPTABLE TO US.

THIS MEMORANDUM IS INTENDED FOR THE PERSON NAMED ON THE FIRST PAGE. ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ITS CONTENTS, WITHOUT OUR PRIOR WRITTEN CONSENT, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIMSELF AND US IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

THE PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN THIS MEMORANDUM TO US PROMPTLY TOGETHER WITH ANY OTHER DOCUMENTS OR INFORMATION FURNISHED IF THE PROSPECTIVE INVESTOR DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES OFFERED HEREBY, IF ITS SUBSCRIPTION IS REJECTED OR IF THE OFFERING IS TERMINATED. THE PROSPECTIVE INVESTOR ALSO AGREES BY ACCEPTING DELIVERY OF THIS MEMORANDUM NOT TO DISCLOSE ANY OF THE INFORMATION CONTAINED HEREIN TO ANY OTHER PERSON.

THIS MEMORANDUM HAS BEEN PREPARED FOR DISTRIBUTION TO A LIMITED NUMBER OF PERSONS TO ASSIST THEM IN EVALUATING A PROPOSED INVESTMENT IN US. NO OFFERS WILL BE ACCEPTED FROM ANY OTHER PERSON. NO PERSON MAY PURCHASE ANY OF THE SECURITIES FROM THIS OFFERING EXCEPT UNDER THE TERMS DESCRIBED IN THIS MEMORANDUM AND ACCOMPANYING DOCUMENTS AND SUBJECT TO APPROVAL BY US.

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NO SALE WILL BE MADE TO ANY PERSON WHO CANNOT DEMONSTRATE COMPLIANCE WITH THE SUITABILITY STANDARDS DESCRIBED IN THIS MEMORANDUM AND ACCOMPANYING DOCUMENTS. IF YOU ARE IN ANY DOUBT AS TO THE SUITABILITY OF AN INVESTMENT IN OUR SECURITIES, DETAILS OF WHICH ARE GIVEN IN THIS MEMORANDUM, YOU SHOULD CONSULT YOUR INVESTMENT ADVISOR. NO SUBSCRIPTIONS WILL BE ACCEPTED FROM RESIDENTS OF ANY STATE UNLESS WE ARE SATISFIED THAT THE OFFERING IS IN COMPLIANCE WITH THE LAWS OF SUCH STATE.

THE SHARES OFFERED HEREBY INVOLVE A SIGNIFICANT DEGREE OF RISK. AS A RESULT, THERE CAN BE NO ASSURANCE THAT THE COMPANY’S OBJECTIVES WILL BE REALIZED OR THAT THERE WILL BE ANY RETURN OF CAPITAL. AN INVESTMENT IN THE SHARES SHOULD BE CONSIDERED ONLY BY PERSONS WHO HAVE THE FINANCIAL ABILITY AND ARE WILLING TO ACCEPT THE RISK OF A COMPLETE LOSS OF THEIR INVESTMENT. PROSPECTIVE INVESTORS WILL BE REQUIRED TO REPRESENT, AMONG OTHER THINGS, THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THE OFFERING AND THAT THEY HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN THE SECTION ENTITLED “RISK FACTORS.”

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF THE SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. WE SHALL HAVE NO LIABILITY WHATSOEVER TO ANY OFFEREE AND/OR INVESTOR IN THE EVENT ANY OF THE FOREGOING SHALL OCCUR.

IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING THE SECURITIES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

TO SUBSCRIBE FOR SHARES, EACH INVESTOR WILL BE REQUIRED TO EXECUTE AND AGREE TO BE BOUND BY THE TERMS OF THE SUBSCRIPTION PACKAGE INCLUDED HEREWITH (THE “SUBSCRIPTION DOCUMENTS”), INCLUDING AN INVESTOR QUESTIONNAIRE AND A SUBSCRIPTION AGREEMENT, WHICH ARE DEEMED A PART OF THIS MEMORANDUM. THE DESCRIPTIONS OF THE CERTIFICATE OF DESIGNATIONS (THE “CERTIFICATE”) RELATED TO THE SHARES AND THE SUBSCRIPTION DOCUMENTS CONTAINED HEREIN DO NOT PURPORT TO BE COMPLETE, AND ARE QUALIFIED BY, AND SUBJECT TO, THE PROVISIONS OF SUCH DOCUMENTS, WHICH SHOULD BE REVIEWED IN THEIR ENTIRETY BY PROSPECTIVE INVESTORS AND THEIR ADVISORS. IN THE EVENT THAT THE DESCRIPTIONS IN THIS MEMORANDUM ARE INCONSISTENT WITH OR CONTRARY TO THE TERMS THEREOF, THE CERTIFICATE AND THE SUBSCRIPTION DOCUMENTS SHALL CONTROL.

IRS Circular 230 Disclosure: To ensure compliance with United States Treasury Department Circular 230 Disclosure, prospective investors are hereby notified that (i) any discussion in this Memorandum related to U.S. federal income tax issues is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any United States federal income tax penalties that may be imposed on such taxpayer; (ii) any such discussion was written to support the promotion or marketing of the Shares; and (iii) each taxpayer should seek advice regarding an investment in the Shares based on its particular circumstances from an independent tax advisor.

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NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR CALIFORNIA RESIDENTS ONLY

THE SECURITIES OFFERED BY THIS MEMORANDUM HAVE NOT BEEN QUALIFIED WITH THE CALIFORNIA DEPARTMENT OF CORPORATIONS NOR HAS THE CALIFORNIA DEPARTMENT OF CORPORATIONS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25015 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES IN THIS PRIVATE PLACEMENT MEMORANDUM AND RELATED SUBSCRIPTION AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT THE CALIFORNIA COMMISSIONER OF CORPORATIONS DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

FOR FLORIDA RESIDENTS ONLY

THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY THE PARTICIPANT IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SUBSCRIPTIONS HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. ALL FLORIDA RESIDENTS HAVE A THREE DAY RIGHT OF RESCISSION WITHIN THREE (3) BUSINESS DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE (3) BUSINESS DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, A SUBSCRIBER SHALL ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED BEFORE THE END OF THE AFOREMENTIONED THIRD DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA RESIDENT MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT THIS REQUEST HAS BEEN RECEIVED.

FOR NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

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FOR NEW JERSEY RESIDENTS ONLY

THE SECURITIES OFFERED BY THIS MEMORANDUM HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE FILING OF THIS DISCLOSURE MEMORANDUM DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK.

FOR PENNSYLVANIA RESIDENTS ONLY

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d) DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE, OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OR PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES MADE PURSUANT TO A DISCLOSURE MEMORANDUM WHICH CONTAINS A NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (70 P.S. 1-207(m)), YOU MAY ELECT, WITHIN TWO BUSINESS DAYS AFTER THE FIRST TIME YOU HAVE RECEIVED THIS NOTICE AND A DISCLOSURE MEMORANDUM TO WITHDRAW FROM YOUR PURCHASE AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU WILL NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER (OR UNDERWRITER IF ONE IS LISTED ON THE FRONT PAGE OF THE DISCLOSURE MEMORANDUM) INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF YOU SHOULD MAKE THE REQUEST ORALLY, YOUR SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

RESCISSION:

§517.061(12) OF THE TEXAS SECURITIES ACT AFFORDS EACH PURCHASER WHO IS A RESIDENT OF THE STATE OF TEXAS, THE RIGHT, UNDER THE CONDITIONS SET FORTH IN §517.061(12) OF THE TEXAS ACT TO WITHDRAW HIS INVESTMENT. ANY SUCH SALE IN TEXAS IS VOIDABLE BY THE PURCHASER IN SUCH STATE EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. IN ADDITION, SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 PROVIDES THAT EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY THE SAME SECTION THAT THE INTEREST IN THE PROGRAM WILL BE OFFERED IN PENNSYLVANIA UNDER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE, WITHOUT INCURRING ANY LIABILITY TO THE SELLER, WITHIN TWO BUSINESS DAYS FROM THE RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OR PURCHASE. ANY SUCH WITHDRAWAL WILL BE WITHOUT FURTHER LIABILITY TO ANY PERSON AND THE PURCHASER WILL RECEIVE A FULL REFUND OF ALL MONIES PAID IN RESPECT OF SHARES. TO ACCOMPLISH THIS WITHDRAWAL, SUCH A PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE PROGRAM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A PURCHASER INTENDS TO SEND THE LETTER, HE SHOULD DO SO VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME ON WHICH SUCH REVOCATION WAS MAILED. SHOULD A REQUEST TO WITHDRAW BE MADE ORALLY, THE PARTICIPANT SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

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FOR RESIDENTS OF ALL STATES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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Unless otherwise stated herein, statements in this Memorandum are made as of the date set forth on the cover page hereof, and neither the delivery of this Memorandum at any time, nor any sale of Shares hereunder, shall under any circumstances create an implication that the information contained herein is accurate, correct or complete as of any time subsequent to the date set forth on the cover page. None of the Company or any of its affiliates undertakes any obligation to update, revise or otherwise amend this Memorandum to reflect any event or development taking place after such date, including, but not limited to, any change in law or fact that renders inaccurate, incorrect or incomplete any statement contained herein.

The distribution of this Memorandum and the offer and sale of Interests in certain states and non-U.S. jurisdictions may be restricted by applicable law. This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Interests offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy from any person in any state or non-U.S. jurisdiction in which such offer or solicitation would be unlawful, in which the person making such offer or solicitation is not qualified to do so, or to a person to whom it is unlawful to make such offer or solicitation in such state or other jurisdiction.

If any prospective investor has any questions regarding this Offering or desires any additional information or documents to verify or supplement the information contained in this Memorandum, that prospective investor should write or call Vnue, Inc., Attention: Zach Blair, CEO, 104 W. 29th Street, 11th Floor, New York, NY 10001, telephone number 857-777-6190.

We have agreed to make available, prior to the sale of the securities offered pursuant to this Memorandum, to each Offeree, his representative, or both, the opportunity to ask questions of, and receive answers from our officers or any other person acting on our behalf concerning the terms and conditions of the Offering and to obtain any additional information, to the extent they possess such information or can acquire it without unreasonable effort or expense, which is necessary to verify the accuracy of the information set forth herein or which an Offeree or his representative may require to make a decision concerning the purchase by such Offeree of the securities.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, BUSINESS OR TAX ADVICE. PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SECURITIES, A PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS CONCERNING THE INVESTMENT DESCRIBED IN THIS MEMORANDUM AND ITS SUITABILITY FOR SUCH PROSPECTIVE INVESTOR AND SHOULD CAREFULLY REVIEW AND CONSIDER THIS ENTIRE MEMORANDUM.

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Exhibit A:	Audited Financial Statements for the Fiscal Years Ended December 31, 2017 and 2016 and Unaudited Financial Statements for the Period of January 1, 2018 to May 31, 2018.

Exhibit B:	Form of Designation creating The Series A 2018 7% Convertible Preferred Stock

Exhibit C:	Form of Warrant

Subscription Packet (All of which are included with and incorporated into this Memorandum)

•	Confidential Investor Questionnaire;

•	Purchaser Representative Questionnaire; and

•	Subscription Agreement (two copies)

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SUMMARY OF THE OFFERING

The following summary of certain portions of this Memorandum is intended for quick reference only and is not intended to be complete. This Memorandum and the other documents included with this Memorandum describe in more detail aspects of the investment that are material to prospective investors in us. They must be read in their entirety by prospective investors.

Statements contained in this Memorandum as to the content of any other agreement or document are not necessarily complete, and each such statement is deemed to be qualified in all respects by the provisions of those agreements and documents, copies of which are available for examination by prospective investors upon request.

Issuer:

Vnue, Inc., a Nevada corporation, with our principal office at 104 W.29th Street, 11th Floor, New York, NY 10001. Unless the context otherwise requires, all references to “we,” “us,” “our company,” “Vnue” or “Company” refer collectively to Vnue, Inc.

Business:

We are a technology company that has developed certain software and processes that are primarily applicable to the music industry which allow live concerts to be streamed to paying customers and allocates the appropriate revenue to the artists and pays any royalties to the appropriate parties.

Securities Offered:

Up to 5,000,000 shares of the Company’s Series A 2018 7% Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). Each share of Preferred Stock shall bear a seven percent (7%) cumulative dividend (the “Dividend”), due and payable annually at December 31. For every one share of the Company’s Series A 2018 7% Convertible Preferred Stock purchased the holder will receive a warrant to purchase one share of the Company’s Common Stock at a fixed exercise price of $2.50 at any time during the two years from the date of issue. Each Preferred Stock share may be converted by the holder thereof, at any time beginning one year from the date of issuance and from time to time thereafter into that number of fully paid and nonassessable shares of Common Stock derived from dividing the average closing bid price of Vnue Common Stock for the five business days prior to the date of conversion into the face amount of each Preferred Share. [Example: If the average five day bid price = $0.25 and the face value is $1.00 then each Preferred Share is convertible into four (4) Common Stock shares of the Corporation (the “Common Stock”). The Company has the ability to require the holder of the Preferred Stock to convert his shares to Common Stock upon the occurrence of certain events including the initiation of a public offering by the Company or any time after one year from its date of issuance.

Offering Price:	$2.00 per Preferred Stock Share.

Minimum Purchase Permitted	12,500 Shares or 1/2 Unit.

Registered Broker-Dealers:

We may engage one or more FINRA registered broker-dealers to effect sales in connection with this Offering. As compensation for their services, we may compensate these brokers-dealers by (i) paying them a cash fee of up to 10% of the cash proceeds received from the investors that the respective broker-dealers solicit and (ii) non-allocable expense fee of up to 2% of the cash proceeds received from investors.

Minimum Subscription Amount:	The Minimum Subscription Amount is a two Units or $100,000. We will immediately begin to utilize proceeds upon receipt of the Minimum Subscription Amount.

Maximum Subscription Amount:	$10,000,000 (5,000,000 shares).

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Payment For Subscriptions:	Subscriptions for Shares in the Offering must be accompanied by payment in full of the subscription amount. Payment may be in the form of a check or wire transfer.

Use Of Proceeds:

We intend to use the proceeds of this Offering primarily for general working capital purposes including the repayment of debt and funding of potential acquisitions. For further details, see “Use of Proceeds” below.

Future Capital Raises:	We anticipate that we will require substantial additional capital in excess of the Maximum Subscription Amount of this Offering in order to continue to pursue our business plan successfully.

Publicly Reporting and Traded:	Our Common Stock is currently publicly traded on the Over the Counter Market under the symbol OTCQB: VNUE.

Securities Law Restrictions On Transfer of Securities Acquired:

The Shares, including the shares of Common Stock into which the Shares may be converted, are restricted securities under the U.S. federal and state securities laws. They may not be sold, transferred, hypothecated or otherwise disposed of in the absence of an effective registration statement or an exemption from registration acceptable to the Company.

Limited Trading Market for the Common Stock:

The shares of the Company’s Common Stock are currently traded over-the-counter on the OTC Markets. However, investors in this Offering may not be able to sell their shares of our Common Stock acquired upon conversion of the Shares in the open market as our stock is currently not actively traded.

Securities Outstanding prior to the Offering:	74,335,070 shares of Common Stock and 0 shares of Preferred Stock

Additional Securities Outstanding after the Offering (assuming the Maximum Subscription Amount is sold):

In addition to the shares of Common Stock, that were outstanding prior to the Offering, assuming the Maximum Subscription Amount hereunder (without giving effect to any oversubscription), there will be 5,000,000 shares of Preferred Stock outstanding. Once the Preferred Stock is converted into shares of Common Stock of the Company it will be cancelled.

Risk Factors:

This Offering, and the proposed use of proceeds, involves significant risks, including the risk that we may not be successful in obtaining additional sufficient funding to pursue our business plan. See “Risk Factors”.

Private Placement of Securities:

This Offering will be made in reliance upon one or more exemptions from the registration requirements of federal and state securities laws including but not limited to Sections 4(2) and 4(5) of the Securities Act of 1933, as amended (the “Act”). This Offering will terminate upon the earlier to occur of (i) December 31, 2018 or such earlier date as the Company in its sole discretion may select, or (ii) receipt and acceptance by the Company of subscriptions for the sale of all the Shares offered in this Offering (the “Closing Date”). All subscriptions must satisfy the requirements set forth in the Subscription Agreement included in the Subscription Packet (“Subscription Packet”) enclosed with this Memorandum.

Investor Suitability:

The Shares are being offered to a limited number of prospective investors who are “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to a private placement being made in reliance upon one or more exemptions from the registration requirements of federal and state securities laws including but not limited to Rule 506, Regulation D and will not be registered under federal securities laws or under the securities laws of any state. Neither the SEC nor the regulatory authority of any state has endorsed the merits of this Offering or passed upon the accuracy or adequacy of this Memorandum. Each purchaser will be required in connection with the purchase of the Shares to make representations confirming, among other things, that the purchaser is eligible as a prospective investor and that the purchaser is purchasing the securities for the purchaser’s own account and not with a view to resale or distribution of the securities.

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No Registration Rights

The Company will not be required to register any Shares under this Offering or any shares of Common Stock into which the Shares may be converted. All Shares (and shares of Common Stock into which the Shares may be converted) will be subject to Securities Act Rule 144. For further details, see “Rule 144” below.

SEC Filings

For additional information concerning us, our business and the material risks related thereto, please visit www.sec.gov to view our public filings on the SEC’s EDGAR system. Our audited financial statements for the fiscal year ended December 31, 2017, along with our unaudited financial statements from January 1, 2018 to June 30, 2018 are attached hereto as Exhibit A and should be read in conjunction with all current and subsequent filings with the SEC including but not limited to reports on forms 10-K, 10-Q and 8-K which by this reference are incorporated herein.

Additional Information:	For additional information concerning us or this Offering, please contact Zach Blair, CEO, 104 W. 29th Street, 11th Floor, New York, NY 10001, telephone number 857-777-6190.

CONFIDENTIALITY OF INFORMATION

The prospective investor acknowledges that this Memorandum and information concerning the Company, our development plan and the proposed operations included in or incorporated by reference into this Memorandum or otherwise disclosed to the prospective investor in connection with this Offering is confidential information (the “Confidential Information”). The prospective investor shall consider all information concerning the Company received by the prospective investor to be Confidential Information.

By accepting this Memorandum, the prospective investor agrees to maintain the confidentiality of the Confidential Information and agrees promptly to return to us this Memorandum and any other documents or information furnished if the prospective investor does not agree to purchase any of the securities offered hereby, if its subscription is rejected or if the Offering is terminated. Any reproduction or distribution of this Memorandum, in whole or in part, or the disclosure of its contents, without our prior written consent, is prohibited. Any person acting contrary to the foregoing restrictions may place himself and us in violation of federal or state securities laws.

The prospective investor hereby confirms that any information provided by, or any discussions held with, us prior to the date of this Memorandum shall be subject to the terms set forth in this section of the Memorandum and in the Subscription Packet by which the prospective investor will subscribe to the securities offered hereby.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

AND CAUTIONARY STATEMENTS

This Memorandum, including the exhibits to this Memorandum, and other information delivered to prospective purchasers include “forward-looking” statements. All statements other than statements of historical facts included in this Memorandum and other information provided regarding our financial position, projections, pro-forma’s, business strategy, and plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ significantly from any future results, performance or achievement implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct and that (1) we have correctly measured or identified all the factors affecting our business or the extent of the impact of these factors, (2) the publicly available information with respect to these factors on which our analysis is based is complete or accurate, (3) our analysis is correct, or (4) our strategy, which is based in part on this analysis, will be successful. Additional statements concerning important factors that could cause results to differ materially from our expectations (“Cautionary Statements”) are disclosed below in the “Risk Factors” section and elsewhere in this Memorandum. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this Memorandum are expressly qualified in their entirety by the Cautionary Statements. The Company does not intend to update any forward looking statements contained herein.

Overview

We were incorporated as a Nevada corporation on April 4, 2006.

Corporate History and Prior Business

Effective April 10, 2013, the Company changed its name from Buckingham Exploration Inc. to Tierra Grande Resources Inc. On August 9, 2010, the Company incorporated 0887717 B.C. Ltd., a wholly-owned subsidiary in British Columbia, Canada. On February 28, 2013, the Company acquired a 100% interest in Tierra Grande Resources, S.A.C. (“Tierra”), a company incorporated in Peru, in consideration for $10.

Prior to the Merger, our strategy had been to identify, acquire and advance mining assets that present near term cash-flow with the emphasis on creating early cash flow to enable the Company to consider other projects.

In July 2013, we entered into a Letter of Intent to acquire the Buldibuyo Gold Project in Peru, South America. We subsequently entered into an updated Letter of Intent to acquire the project in May 2014. It was our intention to acquire 100% of the gold project, which had produced high grade ore in the past, and had engaged in some due diligence to qualify expectations and timelines. However, despite the execution of the Letter of Intent and numerous attempts to accommodate the vendors, the vendors failed to deliver essential information to us required to conduct a thorough technical and legal due diligence on the project and associated holding companies and, accordingly, we terminated negotiations to acquire the project in July 2014.

The Company continued to review what we believed to be opportunities with potential in Peru through our strategic alliance with ExploAndes S.A.C. (“ExploAndes”). ExploAndes is a leading firm of geology consultants and project logistics managers located in Peru assisting in the identification, assessment and advancement of projects in South America. ExploAndes has a proven track record of delivering professional services to the South American mining industry from mineral project review and assessment to project management.

The Company also continued to review what we believed to be opportunities with potential in Australia through our strategic alliance with Mining Plus Pty Ltd (“Mining Plus”), a leading firm of mining and geoscience consultants with offices in Australia, Canada and Peru that assist in the identification, assessment and advancement of mining projects.

Given the Company’s then financial condition and its focus in Peru and Australia, its interests in the Dome, Byng and Tramp claims in Canada were not renewed. See our Annual Report on Form 10-K for the year ended May 31, 2014 for more information regarding our prior business.

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Agreement and Plan of Merger

We entered into an Agreement and Plan of Merger (the “Merger Agreement”), on April 13, 2015 with VNUE, Inc., a company incorporated pursuant to the laws of the State of Washington (“VNUE”), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).

On May 29, 2015, VNUE, Inc. (formerly Tierra Grande Resources Inc.) (“TGRI”), closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with VNUE Washington and all of the stockholders of VNUE Washington.

Upon closing of the Merger Agreement, a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of VNUE Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to VNUE Washington’s stockholders for the acquisition of all shares of VNUE Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of VNUE Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of VNUE Washington, for financial statement reporting purposes, the merger between TGRI and VNUE Washington was treated as a reverse acquisition, with VNUE Washington deemed the accounting acquirer and TGRI deemed the accounting acquire under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of VNUE Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of VNUE Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of VNUE Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination.

A copy of the Merger Agreement was attached as Exhibit 10.1 to the Company’s 8-K filed on April 14, 2015. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Overview of our Current Business

Through VNUE, Inc., our wholly owned subsidiary, we now carry on business as a live entertainment music technology company with a Consumer Division and a Rights Division. The Consumer division brings bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience “instantly” to fans via our set.fm mobile app platform and via physical products through our exclusive license with DiscLive. The Rights division, based on our Soundstr technology, monitors music performed in public places, and tracks the music so the correct songwriters can be paid, and helps to reduce licensing fees in the process. Soundstr also ensures the correct rightsholders are paid in concert with our consumer products, and streamlines the licensing process.

VNUE produces and captures rich content through the set.fm studio mobile application and through our professional engineers and teams, and provides world-wide distribution and monetization of live concerts and other events through a suite of mobile, web administration applications, allowing an artist to seamlessly deliver and sell their live performances directly to the fans who attend their shows.

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While VNUE’s recording activities primarily focus on music, we are also branching into many other entertainment experiences such as comedy, plays, musicals, university lectures, professional demonstrations and panel discussions, as well as action sports and religious events.

VNUE’s business model is based on the business to consumer set.fm software application, as well as business to business monetization of our back-end rights clearing system, Soundstr (Soundstr.com), which is currently in late stages of development with a projected initial deployment sometime during the third quarter of 2018.

We are a relatively new company and to date we have received a small amount of revenue from our operations. VNUE, Inc., our wholly owned subsidiary, only commenced operations in 2017, and we have undertaken mostly organizational activities, asset acquisitions in order to execute our business plan, and application development. Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing. Accordingly, for the foreseeable future, we will continue to be dependent on additional debt and equity financing in order to maintain our operations and continue with our development and go-to-market activities.

Acquisitions will continue to be pursued where the Directors consider that there is clear value through the addition of expertise, customers, monetization potential or geographic footprint.

Our principal offices are located at 104 W. 29th Street, 11th Floor, New York, NY 10001. Our telephone number is 833.937.5493 (833-WE-R-LIVE). The live music and entertainment space is constantly searching for new monetization outlets; VNUE has solutions that meld content and technology in almost any venue in the world. This benefits not only artist, labels, publishers, songwriters and live venues, but also the fan.

The History of VNUE

VNUE was founded in August of 2013 by Matthew Carona and Louis Mann with the vision of creating a collective network of connected venues that empower and assist bands, artist, and entertainers to monetize their performance (audio & video) in the venue using mobile technologies. VNUE has developed its business and technology in tandem to enter into deals with venues, artists and labels across the United States using this initial launch strategy. The collective venue network effect, whereby each deal makes the offer more compelling to other potential customers, has been a key driver of VNUE’s growth to date. The initial focus of the business in early 2014 as a YouTube certified company, to create a Multi-Channel Network (MCN) specifically focused on live streaming and monetization of content through the google display network. VNUE’s first customer being the HipHopGods (HHG), a collective organization that manages hip-hop, rap, and emerging artists.. Their initiative was to monetize all content across the digital and social landscape and create live streams through all HHG YouTube channels. Through VNUE’s current platform, network and services, HHG is working on unlocking new revenue streams. Through VNUE’s artist dashboard artists and publishers can simplify the processes of curation, clearing, capturing, distribution and monetization in venues and across the digital landscape.

In 2014, VNUE acquired Lively LLC a Seattle based music technology company and direct-to-fan mobile platform that brings artists, fans and brands together by capturing the live performance. As a result of the acquisition, VNUE has grown its platform, expanded into enabled venues and enhanced its platform offering to approve the monetization model and further evangelize the creation of the collective network of connected venues that empower artists to create content and monetize it.

In May 2016, management decided that additional talent was required to take the company to the next level, and the current CEO & Chairman, Zach Bair, joined the company, bringing with him additional investors, and colleague Tony “Montana” Cardenas. Between 2016 and 2017, Bair and his team discovered that the company had issues in the further development of the Lively software, and took the company in a new direction, seeking to acquire new technology to get the company into execution mode, and to generate revenue as quickly as possible in the marketplace by forming an alliance with DiscLive (disclive.net). At the same time, he and his team worked to clear up some past issues with reporting, and to bring the company completely current with the SEC, where it has remained.

The Company conducted a reverse stock split of the Company’s common stock at a ratio 1 for 10 of each share issued and outstanding on the effective date of April 15, 2017. The reverse was effective as to the market on August 7, 2017. All historical reported share amounts within have been adjusted to reflect the reverse stock split.

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On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license. In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer.

On October 16, 2017, the Company entered into an agreement with PledgeMusic, Inc., whereby the Company acquired the assets of the digital live music distribution platform Set.fm from PledgeMusic (See Note 3 of the Consolidated Financial Statements herein). Additionally, the Company offers PledgeMusic North America’s full suite of music business tools allowing artists to sell music, merchandise and live experiences directly to fans, enhancing the Company’s clients’ revenue opportunities on a shared revenue basis. Set.fm is a do-it-yourself (DIY) platform that makes it easy for artists to record and sell their live shows directly to fans’ mobile devices, uploading simultaneously with their performance. Additionally, VNUE is leveraging the platform to appeal to its “Premiere” artists, so that the company may record, offer and sell “instant live” recordings of major artist clients globally. The platform, which also features an innovative and easy-to-use studio app, already boasts thousands of independent artists and tens of thousands of fans using it. VNUE has updated and improved the existing platform and implemented pro features for artists that VNUE and its affiliate DiscLive produce.

On April 25, 2018, VNUE acquired the assets of Soundstr (soundstr.com), a company with technology that will help businesses pay fairer music license fees based on actual music usage, and which will ensure the correct songwriters and other stakeholders will be paid for their work. Co-founded in Cincinnati, OH by Brian Penick, Todd Tieger and Eron Bucciarelli-Tieger -- the last of whom was co-founder and drummer of rock band Hawthorne Heights -- Soundstr last raised $1.1 million in seed financing in Nov. 2016, in a round led by local VC CincyTech alongside Gracenote and Accelerant. VNUE intends that Soundstr will help streamline the process for rights clearances around its digital and physical live recordings for the likes of its clients Ron Pope and Rob Thomas, among others, in addition to refining the in-venue tracking process itself. Beyond the music industry, there is also ample potential to use the resulting tech integration to generate richer data around point-of-sale transactions, in order to justify how sponsorship dollars are being spent around music content. While VNUE’s live music recording sector will continue to grow, Soundstr will become the primary revenue driver for the company. Together, VNUE provides a seamless and integrated solution for not just monetizing live performances, but also protecting the rights of the stakeholders. A true end-to-end solution for rights management and monetization of music.

Markets and Opportunity

Sounstr

For a public performance of music – whether it be live music, recorded music, DJs, karaoke, or other forms of music, businesses must secure what is called a “general license” from performing rights organizations, a.k.a. “PROs” to have that right. Any time you go to a bar or restaurant and there is music playing, the owners of such establishments have had to pay for one or more licenses, because there are multiple PROs that each control different sets of music, called catalogs. The same is true for radio stations. These PROs collect licensing fees and are responsible for making payment of royalties to the stakeholders, such as artists, writers and publishers.

The problem with this system is that it is antiquated, unfair to the businesses, and many songwriters go unpaid for their work. The first problem is that the PROs force businesses to pay an expensive “blanket license agreement,” or risk being sued for copyright violation. These agreements mean that the business must license the entire catalog, whether or not any of the music is actually used. This is often expensive, and based on a convoluted formula cooked up by the PROs that involves square feet of the business, number of seats, etc. Many businesses have in fact been sued for copyright violations after a PRO will send a “spy” into their establishment to try and catch a piece of musing being played that might be in their catalog. This of course has a negative effect on everyone from the businesses to the artists who perform their music in said establishments. The tactics used to try and get businesses licensed are heavy handed, and often include repeated mailed threats, phone calls, and even “enforcers,” aka “sales reps,” visiting the businesses in an effort to strong-arm them into signing an agreement.

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Notwithstanding the above, the other bigger problem is that PROs really have no idea what is being played in these venues, and therefore, no way to understand how to pay the correct stakeholders – the songwriters and artists who are trying to make a living with their art. Soundstr conducted a limited study and found out that 81% of the writers whose music was being performed in-venue were not being properly compensated. In the US alone, this translates to 81% of general licensing fees that that are close to $1B that cannot be accounted for. The global problem is a $3B issue: there are about $3B in general licensing fees collected for these types of performances worldwide.

No one really has a clear picture of what happens to this money. The PROs lack transparency and do not share this data, but it is proven that many artists do not receive a dime for public performances of their work. The entire system, dating back to 1914 with ASCAP and to 1939 with BMI, the two main PROs, is outdated and broken. The system has not been updated for general licensing in over 100 years, aside from some minor changes to the law.

There are approximately 700,000 bars, restaurants and taverns in the United States, and 15,000 radio stations. Globally there are over 15,000,000 restaurants – all of which must pay to use music, and very few of which are actually licensed.

Soundstr will effectively solve this problem. Soundstr’s patent-pending Pulse™, a device that sits in businesses and radio stations, listens to music being played (much like the app Shazam), and using GraceNote’s music identification technology, combined with our own processes and algorithms in the cloud, identifies songs being played, and tracks that music back to the correct publisher, writer, artist, and the PRO that administers the royalties for it. GraceNote, a San Francisco-based technology company, was acquired by Nielsen in 2017 for $460M, and its technology has been in use for decades in helping to identify recorded music. Soundstr leverages this and takes the concept further, using custom processes and algorithms to identify live music and much more.

By monitoring and identifying music played in businesses and radio stations, Soundstr can help create a much fairer ecosystem for royalty payment, ensuring that the entire path from when and where the music is played can be traced back to the right people, and be fully transparent. This gives business owners unprecedented leverage to negotiate licenses based on use, much like a utility, and not based on “if” a song happens to be played.

It is estimated that only 20-30% of businesses required to have a license are actually properly licensed, mainly due to cost and to limitations on the PRO’s capacity to onboard the businesses. Soundstr, with a simple monthly subscription fee tied to a small percentage charged for reduction in licensing fees, will reduce the cost for businesses to license, and by reducing that fee, will encourage many more businesses to become licensed, and therefore result in a net increase of licensing fees collected.

VNUE is rolling out Soundstr in limited engagements Summer of 2018, initially to radio stations, and expects to begin deployment into brick and mortar businesses by the Fall/Winter timeframe of 2018, dependent upon proper capitalization. The Soundstr technology has already gone through proof-of-concept testing prior to our acquisition and requires further development to improve automation and to continue development on the “live” music ID algorithms and processes.

Monetization and Business Model – Soundstr

As noted, there are hundreds of thousands of businesses that require music licenses around the world. Soundstr employs a basic subscription model coupled with an easy self-install scenario for businesses that leverage low-cost deployments and regular, predictable returns. Each Pulse device installed in brick and mortar businesses, such as restaurants and bars, will have an estimated $50 a month equipment lease, coupled with a small percentage charged for reduction in licensing fees. For commercial radio station use, this fee will be in the $300-500 range, due to the 24 hour continuous monitoring required (most restaurants are not open 24/7). Fulfillment will be accomplished by Amazon, with the exception of radio stations, where our experts will install and consult with the stations to ensure these clients are properly maintained. Radio stations are initially targed with a rollout beginning Summer 2018, with brick and mortar establishments coming online later in the year. Our goal is to have 10,000 devices deployed within 18 months, and 50,000 deployed within 3 years and target revenue of $220M+ from subscription fees and from other associated fees we can charge.

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We believe that there is also substantial opportunity to sell the data we are collecting to interested parties. For example, we will have deep data on song plays in real world scenarios, which would prove to be very valuable to record labels, touring companies, advertisers, and indeed Nielsen itself, who could create a chart for live music performances.

Soundsr also has a bi-direction data capability, with an application layer that can deliver targeted advertising via a geo-aware “beacon” on each Pulse device. This provides another layer of revenue which may also be shared with brick and mortar establishments to help entice them into subscribing.

There are no known relevant competitors to Soundstr at this time.

DiscLive/Set.fm

It is estimated that there are over 400,000 Indie bands performing in the US domestic market alone, and while a handful of them will get produced under a label, even less will be big enough to attempt to utilize today’s current methods to capture and deliver live performance audio from a given show. Currently artists, bands and performers are missing a simple capture and immediate sell tool kit to deliver high quality audio and video to their fans for each of their live shows.

VNUE’s goal first and foremost is to empower artists - not only in serving their fans, but generating a monetary footprint, which can foster the continued creation of their art; and to protect their rights.

VNUE strategically aligns an economically viable in-house digital solution during the golden era of live music by further developing the set.fm platform and connected network that is extremely complex and resource-intensive. Through our suite of applications – coupled with direct clearances and rights management via Soundstr – and with a dashboard centered at the heart of the software platform, a connected network of partners, labels, publishers, rights management, artist, bands and venues and a range of advanced 3rd party distributors is created. VNUE allows distribution of content to all types of digital and social focused sites as well as within its own sandbox, with a range of revenue models and centralized reporting that the artists, labels and publishers get to keep. By using our platform, artists are allowed to create, market and distribute their shows while creating new revenue streams from digital sources. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their live performances on their mobile devices, computer, gaming consoles, OTT services and connected home televisions.

Simultaneously, our exclusive license with DiscLive, which is widely known as the “Pioneer in Instant Live Recording,” is being leveraged not only for brand familiarity and goodwill, but also for expertise, and to deploy physical, collectible products like limited edition CDs, USB drives, and more, to happy fans. DiscLive’s longtime president is our CEO; at some point, the company expects to fully acquire DiscLive’s assets into the company, bringing everything together. DiscLive, in one form or another, has been around since 2004, and has recorded thousands of shows on every continent, with clients such as Peter Frampton, Slash, Bad Company, Devo, Blondie, and many more. This 15-year history of trust and familiarity in the very competitive music business has provided a catalyst that helps VNUE position itself as the market leader in not only this space, but in the burgeoning space of MRT (music recognition technology) as well.

Serving multiple customers on both a physical and digital platform enables VNUE to cost-effectively invest significant amounts in innovation to drive continuous product iterations that evolve as digital technology evolves.

Monetization and Business Model – Set.fm/DiscLive (Consumer Division)

In a nutshell, our consumer division is aimed at providing exclusive content to fans, in the format they want it, and in record time. The goal in every case is “instant,” so that by the time the fan leaves the show, they already have the content.

The model is straightforward sales to consumers on-site at concerts and online and through our app, with price points ranging from $20-50 on average. In the case of the set.fm app, the consumer buys a download that is available for listening on the phone as well as on their computer. Set.fm does not stream – in fact, the design was intentional, because as has been widely publicized, artists make very little from their streams. Download, by comparison, allows for a much higher royalty rate.

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In today’s social media world, fans want to be able to immediately share with their friends the fact they were at a concert and how great the performance was that they just attended. Fans do not want to wait for a post-tour, live show CD to be produced from some other show on the tour months after the fact. They want the performance they witnessed and they want it now. VNUE, with its set.fm mobile platform and suite of “instant” physical DiscLive provides, provides the solution.

Artists, music industry executives, record labels, music publishers and live performance venues will access VNUE’s solution as a service, through which they are able to benefit from a range of different revenue models to optimize the value of their live and on-demand content across a majority of digital ecosystems. The Company’s primary revenue model is to take a share of the revenue from sales of concert performances both audio and video or audio separately. In addition, the revenue stream can also include an advertising or sponsorship component that was integrated into tours. This revenue share aligns business outcomes for all parties and means that costs are primarily baked into the software and delivery agent. Typical revenue shares are 60/40 net split with the artist (in the artist’s favor) but can vary based on the level of service allocated to each artist, label, music publisher, and performance venue and the scale of the business opportunity. Secondary revenue streams include fees for storage, usage, licensing and software upgrades (design or social advertising distribution). VNUE’s revenue share is reported as net revenue (i.e. gross transaction revenues minus any revenue share due to third parties).

As primarily a software-focused business, coupled with best practices and trade secrets gleaned from vast experience of its team members in this space, VNUE can take advantage of set.fm as a primary technology platform to continuously acquire users at low marginal cost leveraging artist promotion, in venue marketing and mobile notifications. Further automation and self-service tools are intended to allow VNUE to provide more advanced services to the industry and artist without adding significantly to the cost base or headcount.

VNUE intends to deliver a technology suite, based on Soundstr, to accompany the publisher that allows them to source and then generate a wide swath of reports down to granular level in venue streams and conversions. VNUE looks to commercialize the in venue sales components that is currently missing and expand these efforts globally and embed live and on-demand content from the VNUE audience network efficiently and cost-effectively. These features, such as its real time audio sweating tools, are designed to significantly reduce the manual effort required to display music content and, therefore, increase the efficiency of content distribution and the revenue yield per performance sold.

Products, Services and Intellectual Property

The company’s cloud-based software platforms contain five major pieces of intellectual property, based on a full stack Amazon Web Services deployments on which we support our set.fm mobile app, our set.fm Studio app (for producing audio), the Soundstr Admin Portal for digital rights clearing and management of all artists, shows; Soundstr’s Pulse™ in-venue MRT device, and exclusive content that is self-produced by independent artists, and that we produce for our major label client base.

This technology is based on current languages and technologies and has been designed to be easily deployed and maintained. Currently, our technoliges are being held as proprietary trade secrets, and various pending patents have been with the United State Patent and Trademark Office.

VNUE’s Audio Manager is set.fm Studio. Sound Engineers at a music venue can use the Studio application to capture performances for a band on any given night and immediately distribute digitally to fans. The Studio is a mobile audio capture/upload tool that allows the user to capture a feed from a live performance, split it into individual tracks, and upload digital files of each track directly to the set.fm server for distribution through the set.fm platform (Web, Mac, mobile applications). In addition, Set.fm software associates the newly created live recording with its master track ID through Soundstr, helping to automate publishing while the fans are still in the venue. Additionally, the system has an automated backend process anchored into the separate Soundstr dashboard to handle the clearing and publishing aspects associated with the audio/video distribution and sale.

The Set.fm Admin portal, an enterprise level content management system with administration features, allows us to oversee all content and copyright clearances for artists, venues, labels and publishers. Each artist, label and publisher will receive a custom dashboard for their respective industry need.

Using our suite of consumer focused products fans can relive a life-changing show from the night before, or catch up on their favorite band’s recent show on tour across the world. Shortly after a show’s conclusion, it is available for purchase on VNUE’s web, mac and mobile applications. In addition, 24 hours post show the audio and or video will also be syndicated for sale across our distribution network for all fans to enjoy.

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Moments after the show is done, the Studio app compiles the file for sale at the venue. All of a sudden your phone buzzes with a notification from set.fm, telling you the venue you’re still standing in, is now and exclusively offering the audio or video for a price determined before the show.

VNUE partners with artists to record and quickly deliver live shows to fans in studio-quality audio and video. Content is purchased and downloaded in the app moments after the show so fans can stay connected to the band even when they aren’t looking up.

The VNUE Proposition

VNUE provides an enterprise level solution to its partners through a software enabled service and consumer products division, which are all integrated. Our clients – artists, labels, publishers, and brick and mortar businesses - are all motivated due to the increase in revenues we can provide for stakeholders, and the reduction in fees charged by PROs. Our customers are motivated by exclusive live content available only on our platforms. The VNUE approach is focused on a blue ocean strategy involving the Soundstr Pulse platform, and capturing market share to quickly become leader in our space. In addition to becoming the heroes of songwriters and fans alike, we enhance this by producing high quality content and acquiring rights prior to the performance so that we can better monetize live music for artists.

VNUE seeks to distribute back to publishers and work with licensing to increase revenue and build a long tail value proposition for every performance captured, and every public performance of music, period.

Management strongly believes its enterprise level solutions drive the following benefits to clients and customers:

* VNUE Soundstr Admin – Proprietary Rights management that enables granular control of content distribution, including by geography, personality types and publishers, and tracks music being performed so that songwriters get paid and so that businesses pay only what is fair for licensing.

* Long Term Investment – VNUE primarily takes a share of customers’ revenue, with VNUE taking the majority of its fees when the revenue is delivered (in terms of consumer products) and for Soundstr we utilize a very stable subscription model.

* iOS Focused– VNUE’s solution enables customers to take advantage of enhancements for iOS features, that greatly increase the probability of purchase.

* Flexible Revenue Models – Labels, Venues, and Artists work with us to adapt their deal based on different revenue models including licensed, ad-funded, and direct to consumer or sponsorship, as well as a simple and reliable subscription model for Soundstr deployments coupled with high consultation fees for related services.

* Keep the Data – Performance data is collated from all sources. Financial data can be downloaded anytime for any reason. Full transparency of VNUE data is extremely important.

* VNUE reach – VNUE’s distribution to a pre-connected network of publishers enables access to potentially larger audiences, with even more revenue opportunity.

Acquisition of Soundstr.

In April 2018 we acquired Soundstr a technology that helps businesses pay fairer music license fees based on actual music usage. Currently venues and other businesses are discouraged from playing music due to the high blanket license fees charged by the performing rights organizations. In addition these organizations have no idea what music was actually played so the proper rights holders are not properly compensated. The Soundstr technology, along with Venue’s existing MIC system, is designed to alleviate and resolve these problems in the music industry.

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Competition

There are no known relevant competitors for Soundstr. We believe we are the first mover in the space, offering a much deeper data repository than any other potential service, and are prepared to go after a “blue ocean”. BDS is the predominate player in radio, but the service does not track anything but song names and playtimes. Soundstr – with actual brick and mortar deployment along with real-world identification of music and all relevant stakeholders, will offer a much deeper and comprehensive data set, providing disruption for an industry that has done things the same way for 100 years.

For the consumer side, a number of music “streaming” services exist, but these services are not packaging the audio for a fan that is currently at the performance to purchase and enjoy immediately, the show. In addition, they are not providing services on an automated basis necessary to provide high quality audio recordings that is cost effective enough to be utilized by artists to cover all their individual shows. Our main competition is a small group, which includes LoveLive, SoundHalo, and nugs.net. By acquiring set.fm, we took out our main competitor; by aligning with Disclive, the pioneer in the “instant live” industry, we effectively took out the most relevant competitor in the market and are leveraging the long term relationships of that company.

There are some competitors that do post show production audio through a very manual and delayed process that is not available to the fans for days if not weeks after the show, and their process is so costly that the artists have to pick and choose certain shows to cover.

The company brought on DiscLive pioneer Zach Bair, in 2016. Bair is the recognized expert in the space, having commercialized DiscLive in 2004, and having evangelized it ever since. Even so, as we are a relatively small company, we face the same problems as other small companies in any industry, such as lack of available funds, established distribution channels or an established customer base, although leveraging DiscLive’s brand and database has given us a significant edge.

Key Business Strengths

Management believes that the key factors that will contribute to VNUE’s success are:

1.	VNUE leadership – CEO Zach Bair, longtime evangelist of DiscLive and most knowledgeable in the “instant live” space and has worked in music and technology for almost 30 years; Lou Mann, former GM and Exec VP of Capitol Records, among others, have deep music industry relationships and has worked in music for over 40 years. Trust and execution are key to success in this highly guarded industry. All main executives have had multiple successful exits from prior companies and startups; including Bair, who sold his last public company to Mark Cuban in 2006.

2.	Soundstr Blue Ocean Strategy – We are positioned to be first mover in an industry that is hurting for disruption, leveraging our combined expertise in technology, music and automation to create a solution that has dogged the music business for a century. The market is over $3B annually on a global basis, and currently only taps around 20-30% of available businesses eligible for licensing. This means that the potential global market could be well over $10B for our solution.

3.	Advanced Services – VNUE’s specialist teams offer a range of advanced services including audience development, metadata and search engine optimization, license negotation, premium advertising and sponsorship sales, live streaming event support and premium support for enterprise customers. VNUE leverages a creative network of content producers, talent, publishers and brands to identify opportunities for the creation of the best live programming as well as rights management.

4.	Business Model Aligned to the Customer/Client Interests – VNUE’s primary revenue model is a subscription model based on “widgets” deployed in brick and mortar businesses, much like an internet router or a cable box. It is simplistic in nature, and helps to create consumer confidence in music licensing while at the same time provides transparency to stakeholders such as songwriters. Secondly, for our consumer division, we take a share of revenues due to the customer for use of our software and services as well as approved license to package performances within our products. Aligning VNUE success with the success of its customers and clients greatly helps all parties involved.

5.	Track Record of Delivering for Key Reference Customers – Due to the proposition described above, capabilities and customer benefits, VNUE has signed up a range of established customers. The Directors believe that a track record of recruiting and delivering for established customers will support further business development activities.

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Employees

We currently have two full-time and four part-time employees. We also currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, as well as marketing and business development. The remuneration paid to our officers and directors will be more completely described elsewhere our audited financial statements. We expect to double the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

GENERAL REGULATIONS

Both state and federal authorities regulate the music industry primarily through copyright and other types of intellectual property.. The executive and legislative branches of government at both the state and federal levels have periodically proposed and considered proposals for establishment of controls on the music industry primarily related to content and other first amendment issues.. If any proposals relating to the above subjects were to be enacted, we cannot predict what effect, if any, implementation of such proposals would have upon our operations.

Federal Regulatory Controls

Historically, the music industry has been regulated through its dissemination through various methods including radio, records/discs, television and now internet streaming by the rules and regulations of the Federal Communication Commission (“FCC”). Typically the regulations speak to the commercialization of music and other broadcast content without actually regulating the content itself due to first amendment free speech issues.

Acquisition of Other Assets and Leveraging of Assets Acquired

The Company intends to acquire additional assets of a similar type and nature as the assets it currently has. In the event Company is unable to acquire the additional assets it plans to acquire it will take the Company significantly longer to implement profitable revenue producing activities. Any pro forma financial projections would then need to be adjusted to reflect the change in circumstances. If Company should acquire additional assets the assets may or may not be in the same geographical location as the assets we currently own as the Company reserves the right to acquire assets or operate in any geographic locations management believes, in their sole judgment, to be in the best interest of the Company.

Once the Company has acquired the assets it intends to acquire, the Company may leverage those assets by borrowing from a financial source and using the assets as collateral. While this strategy will increase the available funds for Company use it will require the Company to pay debt service from its cash flow.

There can be no assurance that the Company will be able to achieve its objectives as its plans are dependent upon a number of factors including but not limited to the completion of this Offering, the availability of additional debt and equity capital, the performance of the economy, the availability of skilled employees and managers and the activities of our competition.

Company Offices

Our corporate office is located at 104 W. 29th Street, 11th Floor, New York, NY 10001. Our telephone number is 833.937.5493 (833-WE-R-LIVE). The office space is shared with other companies and entrepreneurs and we pay $618 per month for the use of the space on a month to month basis. We began use of the office space in April 2015. We also have a fulfillment center in Memphis, with a monthly rental of $1000, for fulfillment of physical recorded products. This fulfillment center was obtained in August 2018.

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RISK FACTORS

An investment in the securities offered is highly speculative in nature and involves a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, which are only a few of the risks associated with an investment in our securities.

RISKS RELATED TO OUR INDUSTRY, BUSINESS AND STRATEGY

Our Business Is Unique And Difficult To Evaluate. We are attempting to do something not currently done in the music industry. We carry on business as a live entertainment music technology company which (a) protects the rights of artists by tracking musical performances in businesses and ensuring the right stakeholders are paid with Soundstr, and by (b) bringing bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience of a venue to the consumer’s home and hand with set.fm and DiscLive. Although DiscLive has a well-established and proven model on which the company’s consumer division is based, Soundstr is a new model and therefore there is no financial history to measure our performance by.

We believe our Services to Be Unique In the Industry However Competitors Are very Likely. Although we believe our services to be unique other companies either currently unknown or which may arise in the future may attempt to compete with our business. We have patent-pending technologies which will prevent a barrier to entry, but that of course is not guaranteed. However, our team’s 15 year history with DiscLive, and individually, team members’ extensive backgrounds in the space contributes to a trust factor that presents a significant barrier to entry to new companies emerging. Any competitors, however, could potentially have a negative impact on our business if they have greater financial resources than we do, and they could materially affect our future revenues.

We Have Very Limited Financial Resources And Will Require Additional Financing. We are a new business and have not had material revenues. We need to increase our sources of revenue and/or funding in order to sustain operations for the long run. There is no assurance that this will occur. At this time, the Company has limited revenues. We will be looking for additional outside financing in the form of equity or debt.

Our Industry Is Highly Competitive And Many Of Our Competitors Have More Resources Than We Do. We compete in the music and entertainment industry with a number of other companies. Many of these competitors have financial and technological resources vastly exceeding those available to us. We cannot be sure that we will be successful in implementing our business plan in the face of this competition.

Technological Changes Could Put Us At A Competitive Disadvantage. The music and entertainment industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other live music streaming companies implement new technologies before we do, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If we are unable to utilize the most advanced commercially available technologies, our business could be materially and adversely affected.

Our Business Depends On Our Ability To Market Our Services To A Broad Spectrum Of Artists And Musical Acts. In order for us to be financially successful we must have the ability to market to and gain acceptance of our services from numerous independent artists and bands in addition to those artists and bands that are recognized nationally or known worldwide. There can be no assurance that our marketing efforts will be successful or our services will be accepted in the market place.

Attempts to grow our business could have an adverse effect. Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur, it will place a significant strain on our financial, technical, operational and administrative resources. As we increase our services and enlarge the number of clients/customers there will be additional demands on our financial, technical and administrative resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of qualified software and technical personnel, could have a material adverse effect on our business, financial condition and results of operations.

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No Reliance on Projections and/or Opinions. No agents or representatives of the Company or its Affiliates have been authorized to make any projections or express any opinion, oral or otherwise, concerning future events, perceived fact, personal opinion, or expected returns, except as set forth within this Memorandum. Oral opinions that differ from the written data within this Memorandum have not been authorized and should not be relied upon under any circumstances. No further reliance should be placed on any written communications and industry reports that are not consistent with this Memorandum. Opinions or projections of possible current or future events are based upon various subjective determinations and assumptions.

All projections by their very nature are subject to uncertainty and, accordingly, a prospective Investor will be subject to risk that any such interpretations or projections will not be reached or that the information used by Vnue, Inc. for such projections may be incomplete or that any underlying assumptions may prove to be inaccurate. The potential Investor will be required to warrant that he has not relied upon or made his investment decision upon any of the projections, estimates, pro-forma financials or other forward-looking statements contained in this Memorandum or in oral conversations with directors or officers of Vnue, Inc..

Unit Price Based Upon Anticipated Needs of The Company. The Unit price of our Preferred shares and warrants has been fixed by Vnue, Inc. based on its estimates of contemplated financial needs for the Company. No investment banker or other appraiser was consulted regarding such price and terms. The Unit price bears no relationship to the potential value of the Company and no effective business measures were used to determine the unit price.

Vnue, Inc.’s Dependency on Key Officers. Vnue, Inc.’s ability to manage the Company affairs is predominantly dependent upon Vnue, Inc.’s directors and principal executive officers. See “MANAGEMENT.”

Investing in The Company is Not Permitted Unless You Meet Certain Requirements. The Units are not suitable for, and will not knowingly be sold to, anyone who does not meet the suitability standards imposed by the Company. Each purchaser of Units will be required to represent that he (she) meets such standards. Participation in the Company requires careful and informed study with respect to each prospective Purchaser’s individual tax and financial position and, accordingly, each prospective purchaser is urged to consult with their accountant or financial planner prior to making a decision to acquire Units in the Company.

Compensation and Reimbursement to Company Officers and Employees Regardless of Profitability. The Company officers and employees may receive certain payments and reimbursements regardless of profitability or loss of the Company.

Investors Will Agree In The Purchase Agreement To Submit Any Disputes To Arbitration, Which May Limit Remedies Available To Investors. As part of the Purchase Agreement that each prospective participant must sign and deliver in order to purchase their Units, each Purchaser will agree to submit any disputes arising in connection with the interpretation or enforcement of the Purchase Agreement, Company Agreement and the transactions effected thereby, including the purchase and sale of the Units to mandatory arbitration proceedings to be held in Dallas, Texas, United States of America. Submitting any such dispute, which may include claims for violations of applicable securities laws, to arbitration, may have the effect of limiting or eliminating the nature and extent of remedies available to investors in the event any such dispute may arise.

General Business Risks

Ability to Accept Risks is Important for Investors in Our Company. Participation in the Company will be offered solely to prospective Investors who are willing and can afford to accept and bear for an indefinite period of time the substantial risks described herein, who do not require immediate income from their capital contributions in the Company, and whose annual recurring income is subject to the highest federal income tax rate. See “PLAN OF ORGANIZATION AND SUITABILITY STANDARDS.”

Litigation Risk. All industries, including the music and entertainment industry, are subject to legal claims, with and without merit. Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding to which the Company or the Company Manager may become subject could have a material effect on the Company’s financial position, or results of operations.

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Competition From New Competitors. Management believes that the Company is well positioned, top quality and unique in nature. The expertise of management combined with the innovative nature of its technology and services set the Company apart from its competitors. However, there is the possibility that new competitors could seize upon the Company’s business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than the Company which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of the Company’s intended market.

Market Preferences. The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, terms on debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing its product, or that the revenues from the sale of our painting services will be significant. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Risks Of Borrowing. Vnue, Inc. may need to secure additional financing for operating expenses if the cash flows are insufficient to cover its operating liabilities. No assurances exist that Vnue, Inc. will be operating in a manner satisfactory to a bank or other lender for such financing or that a bank will do so under any conditions. If financing is unavailable, Vnue, Inc. may be forced to pursue other alternatives. If the Company incurs indebtedness, a portion of its cash flow shall be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

There is no limitation on the amount of additional debt that the Company may incur. The Company may incur new debt without the unanimous consent of all shareholders and therefore there are no limitations on the amount of indebtedness that the Company may incur, including debt senior to the Securities in priority of payment. Accordingly, the Company may become highly leveraged, resulting in debt service that could adversely affect the value of Company and increase the risk of default on the Company’s obligations in general.

Business Obstacles May Require the Company to Materialy Alter Their Business Plan. The Company’s business plan may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Proprietary Rights And Trade Secrets. In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

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U.S. Federal and State Securities Laws and Reliance on Exemptions. This offering has not been registered under the Securities Act, and is made in reliance on the exemptive provisions of Sections 4(2) and 4(5) of the Securities Act and Regulations D and S promulgated thereunder. Similar reliance has been placed on exemptions from securities qualification requirements under applicable state securities laws. No assurance can be given that the offering currently qualifies or will continue to qualify under one or more of such exemptive provisions. If, and to the extent that, claims or suits for rescission are brought and successfully concluded for failure to register this offering or for acts or omissions constituting offenses under the Securities Act or other applicable U.S. federal and state securities laws, the ability of the Company to operate successfully could be jeopardized. Securities and investment businesses generally are comprehensively and intensively regulated under state and U.S federal laws and regulations. Any investigation, litigation or other proceeding undertaken by state or U.S. federal regulatory agencies or private parties could necessitate the expenditure of material amounts of Company resources for legal and other costs and could have other materially adverse consequences for the Company.

Changes in the Law and Regulatory Environment Could Materially Affect the Company and its Operations. Amendments to banking, lending and other relevant laws and regulations could alter an expected outcome or introduce greater uncertainty regarding the likely outcome of an investment situation or the availability of investment opportunities. In addition, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of the investment industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the United States Congress and the Securities and Exchange Commission, as well as the governing bodies of non-U.S. jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Company may occur in the markets in which they market or the counterparties with which they do business may be instituted in the future. Any such regulations could have a material adverse impact on the profit potential of the Company.

Economic Conditions The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s products. Management believes that the impending growth of the market, mainstream market acceptance of the Company will insulate the Company from excessive reduced demand. Nevertheless, The Company has no control over these changes.

Additional Financing and Potential Dilution. The Company anticipates that it may need additional financing in addition to this Offering. Such additional financing may be in the form of debt or equity. In the event the Company issues additional equity then all existing equity holders will have their positions in the Company diluted to the extent of the amount of equity sold.

The Securities Are Junior In Right Of Payment To Any Company Debt Or Financing And The Investor Could Lose Their Entire Investment. Loans and accounts payable must be repaid in full before any liquidation payment is made to the holders of the Securities. If the Company defaults in the repayment of any loan, the lender may obtain a judgment against the Company and force the liquidation of the assets of the Company to satisfy the loan. In such an event, the lender may liquidate the Company in such a manner that the members receive no funds and lose the entire amount of their investments.

RISKS RELATED TO OUR EQUITY STOCK

There is no trading market or other liquidity for our Preferred Stock. There currently is not a market for our Preferred Stock. However, there is a market for our Common Stock but the market is not active and our stock is very thinly traded. Under the terms of this Offering, an investor may convert his Shares of Preferred Stock into Common Stock at any time, and the Company has the right to require a conversion upon the occurrence of certain conditions. Regardless, there may not be a market for our Common Stock, and there is no assurance that a trading market for Common Stock will develop subsequent to this Offering. Because of this current and possible future lack of a market, investors in this Offering may be unable to sell their Preferred Stock or Common Stock after conversion when they wish to do so. There is no assurance that any investor will be able to use our shares as collateral for a loan or other matter. Further, the Preferred Stock and Common Stock is subject to Rule 144 restrictions on ownership and transfer.

Even after conversion, stock prices may be volatile. It is currently anticipated that, even if an investor converts to Common Stock, the price of the Common Stock may be low and also may be volatile. Many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining a market for our securities. In addition, there is no assurance that an investor will be able to use our securities as collateral.

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Our Directors and Officers of the Company own a significant majority of our Common Stock and the ability of other Stockholders to Influence the Company and its Affairs is Limited. Three of our executive officers and directors control approximately 75% of our issued and outstanding shares of our voting Common Stock. They therefore have the current ability to control the affairs of the Company and to determine the path our Company will take. All other Common Stock stockholders will not have sufficient voting power to override or otherwise influence any vote taken by the stockholders of the Company.

Our Common Stock may continue to be subject to penny stock regulation. Our Common Stock is presently subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the NASDAQ Stock Market and has a market price of less than $5.00 per share. Depending upon our stock price, we may be included within the SEC Rule 3a51‑1 definition of a penny stock and have our Common Stock considered to be a “penny stock,” with trading of our Common Stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our Common Stock and thus may also limit the ability of purchasers of our Common Stock to sell their securities in the secondary market. Our Common Stock will not be considered “penny stock” if our net tangible assets exceed $2,000,000 or our average revenue is at least $6,000,000 for the previous three years.

Our Common Stock could be subject to a disproportionately high number of sales, which could cause the market price of our Common Stock to drop significantly, even if our business is doing well. A disproportionately high number of sales might occur because of the long period of time during which investors have not been able to sell any portion of their investment in the Company. If there were a large number of shares sold, it could result in significant downward pressure on the market price for our Common Stock.

Raising additional capital through the Offering may substantially dilute existing shareholders. If we are able to raise additional funding through the sale of Preferred Stock in the Offering, the financing could dilute the equity ownership of existing stockholders depending upon the timing of conversions to Common Stock.

Our Board of Directors can issue Preferred Stock with terms that are preferential to our Common Stock. Pursuant to our articles of incorporation, as amended, our Board of Directors may issue additional preferred stock without action by our stockholders, with in such series and classes, and with rights and preferences related thereto, determined by the Board of Directors. Rights or preferences could include, among other things:

the establishment of dividends which must be paid prior to declaring or paying dividends or other distributions to our common stockholders;

greater or preferential liquidation rights which could negatively affect the rights of common stockholders; and

the right to convert the preferred stock at a rate or price which would have a dilutive effect on the outstanding shares of Common Stock.

See “Description of Securities – Preferred Stock”.

In addition, any preferred stock that is issued may have rights, including as to dividends, liquidation preferences and voting, that are superior to those of holders of Common Stock.

USE OF PROCEEDS

The maximum proceeds from this Offering are estimated to be $10 million. We anticipate offering costs, excluding any selling commissions and expenses, to be less than $175,000. We expect these expenses will include travel, legal and accounting expenses. Selling commissions may be paid to FINRA registered broker-dealers (i) paying them a cash fee of up to 10% of the cash proceeds received from the investors that the respective broker-dealers solicit and (ii) non-allocable expense fee of up to 2% of the cash proceeds received from investors. We intend to use the proceeds of this Offering primarily for (1) working capital, (2) acquisitions and (3) repayment of debt.

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Anticipated Use of Proceeds if the Maximum Subscription Amount is raised:

USE	Budget*
Organization and offering expenses including legal, accounting and printing expenses.	$175,000.00
Working capital, acquisitions and repayment of debt.	$3,925,000.00
Total	$9,825,000.00

*The use of proceeds from the Offering may vary substantially depending on the amount of subscriptions received and the success, or lack of success, of our acquisition efforts, as well as other factors and circumstances. The amounts described above will be proportionately reduced in an amount equal to the agreed upon commission and expense allowance in the event the Company engages one or more placement agent FINRA broker dealers to assist in the sale of this Offering.

Subsequent to this Offering, we will require substantial additional capital in order to continue to pursue our business plan; however, there is no assurance that we will be able to obtain the capital that we need to be able to pursue our business plan. It may be difficult for us to find a source of funding because of our relatively small capitalization, our lack of history and other factors. See “Risk Factors—Need for Additional Capital.”

Although the items set forth above indicate management’s present estimate of our use of the net proceeds from this Offering, we may reallocate the proceeds or utilize them for other corporate purposes that management may deem to be in the Company’s best interest and which have not yet been identified. In addition, our actual use of proceeds may vary from these estimates because of a number of factors, including the success we may or may not have in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our acquisition activities, and whether we are able to operate profitably. If our need for working capital increases, we may seek additional funds through loans or other financing options. There are no commitments for any such financing, and there can be no assurance that these funds may be obtained in the future if the need arises.

MANAGEMENT, DIRECTORS AND KEY PERSONNEL

The following is a listing of the members of our Board of Directors and executive officers:

Name	Age	Position
M. Zach Bair	56	Chairman, Chief Executive Officer and Chief Accounting Officer
Anthony Cardenas	52	Director, Chief Creative Officer and Vice President of Artist Relations
Louis Mann	67	Director and Executive Vice President

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Our directors’ serve as directors until our next annual shareholders’ meeting or until a successor is elected and qualified. Officers hold their positions at the discretion of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

M. Zach Bair, 56, Chairman of the Board of Directors, Chief Executive Officer and Chief Accounting Officer joined VNUE, Inc. in May 2016. Prior to his employment with VNUE, Mr. Bair was founder, president and chief executive officer for DiscLive Network/RockHouse Live Media Productions, Inc. from January 2007 to May 2016. From March 2001 to December 2006 Mr. Bair was founder, chairman and chief executive officer of Immediatek, Inc. a music tech company Mr. Bair took public in 2002. Bair is an accomplished audio and video producer, and is a voting member of the Recording Academy (the Grammys™). Bair has a significant history of implementing and commercializing the “instant media” business model, acquiring pioneer DiscLive in 2004. After selling DiscLive in 2006 Mr. Bair started a similar instant media company in 2007 under the RockHouse brand. From 2009 to 2012,

Bair aligned RockHouse with EMI Music, under the Abbey Road Live moniker, and in April of 2012, Bair rebranded the live operation “DiscLive Network”.

Anthony Cardenas, 52, Director and Chief Creative Officer Vice President of Artist Relations joined VNUE, Inc. in May, 2016. Before his engagement with the company, Mr. Cardenas was employed by DiscLive Network/RockHouse Live Media Productions, Inc. from January 2012 to May 2016 in product development and marketing and from January 2002 to January 2012 was employed by DiskFactory.com, Inc. where he was president and cofounder of the enterprise.

Louis Mann, 67, Executive Vice President, joined VNUE in September, 2017. Prior to joining VNUE, Mann had been President of the Media Properties division of House of Blues International since June 1999. During his illustrious musical career, he was responsible for helping to develop new artists such as Whitney Houston, Alan Parsons Project, and Barry Manilow. He served as Senior Vice President of Capital Records, Inc., Hollywood, California from October 1988 to December 2002, and as General Manager. Mr. Mann created the Third Day Partnership, LLC. As Senior Vice President of Marketing for MCA Records, a division of Universal Studios, Inc., he directed the marketing and strategic initiatives for the entire MCA music division. During his ten years at Capitol Records, he served as Executive Vice President and General Manager for this subsidiary of EMI and was part of the team developing the strategic vision for Capitol Records and the music industry.

Significant Employees

Brian Penick, 35, Chief Marketing Officer, joined VNUE in May, 2018. Brian Penick is a musician-turned-entrepreneur who is working to build a better music industry. After a 12-year career as a professional musician, Brian left the road to focus on helping artists and professionals. His ventures include The Counter Rhythm Group, an artist development, marketing, events company who has worked with clients like Walk The Moon and LiveNation; Musicians Desk Reference, an internationally-recognized music education and career management platform used by artists, professionals, educators, and students; and Soundstr, a Grace note-backed music identification and event advertising solution which was acquired in April 2018 by VNUE, Inc. Brian also works as an advisor and mentor for startups, serving as a co-director for Founder Institute Columbus.

Jeff Zakim, 47, Vice President Business Development and Content Curation, joined VNUE, Inc. in October 2017. Prior to his employment with the Company, Mr. Zakim was self-employed as a consultant from July 2015 to October 2017 and NAPC from September 2014 to July 2015. Mr. Zakim was employed by Eleven Seven Music Group, Inc. from January 2014 to August 2014 and Razor and Tie Enterprises, LLC from October 2012 to December 2013. From January 2011 to November 2011 Mr. Zakim was employed by Ruckus Media Group, LLC and from 2001 to November 2011 he was employed by EMI Music, Inc. Mr. Zakim has a Bachelor of Science degree in communications from Towson State University.

Family Relationships

There are no family relationships among our directors and officers.

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Other Directorships

None of our directors currently hold, or within the past five years have held, directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or that are subject to the requirements of Section 15(d) of such Act.

Involvement in Certain Legal Proceedings

No director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding. None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Corporate Governance

Director Independence

Our securities are not listed on a national securities exchange or on any interdealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NYSE MKT Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the Company or has loaned funds to us within the past two years. None of our directors are currently independent. We intend to add one or more independent directors to our Board, however we currently do not have the financial ability to compensate them.

Board of Directors’ Meetings

During the fiscal year ended December 31, 2017 our board of directors did not formally meet. Our board conducted all business and approved all corporate actions during the fiscal year ended December 31, 2017 by the unanimous written consent of its members in the absence of formal board meetings for .the fiscal year ended December 31, 2017 by the unanimous written consent of its members in the absence of formal board meetings.

Committees of the Board of Directors

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have board committees. We currently have an audit committee comprised of our current directors as a whole. We do not have a “financial expert” under applicable rules. We believe the cost related to retaining a financial expert at this time is prohibitive. The purpose of the Audit Committee is, among other things, to assist the board in its oversight of the integrity of our financial statements and other relevant public disclosures, our compliance with legal and regulatory requirements relating to financial reporting, the external auditors’ qualifications and independence and the performance of the internal audit function and the external auditors. Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions. We have not adopted any procedures by which security holders may recommend nominees to our board, and we do not have a diversity policy.

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Code of Ethics

Due to our small size and limited operations to date, we have not adopted a formal code of ethics. Our Board has found that the fiduciary duties placed on individual directors by applicable legislation and the restrictions placed by applicable legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of our company.

Board Leadership Structure and Role on Risk Oversight

At present, we have determined our current leadership structure, comprised of our directors and officers, is appropriate due to our small size and limited operations and resources. We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time. Our directors are involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Other Information

We are required to file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of these reports by accessing the SEC’s website at http://www.sec.gov. You may also send communications to our board of directors at VNUE Inc., Attention: Chief Executive Officer, 104 W. 29th Street, 11th Floor, New York, NY 10001.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and officers, and persons who own more than ten percent (10%) of the company’s common stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of change in ownership on Forms 4 and 5. Such officers, directors and ten percent stockholders are also required to furnish the company with copies of all Section 16(a) reports they file. Based on information provided to us, all such reports have not been filed under Section 16(a) of the Securities Exchange Act of 1934 in a timely manner since the filing of our prior annual report.

Compensation of Our Executive Officers and Directors

Directors

We currently do not have any independent directors and we are currently searching for at least one independent director to add to our board. Independent directors will receive compensation on a monthly or per meeting basis as well as being eligible for stock grants as part of any stock plan for our employees we might adopt in the future. Our non-independent directors do not receive any additional compensation for serving on the board other that their normal employee compensation.

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Officers

The following table sets forth the compensation paid to our principal executive officers during the last two completed fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)		($)	($)	($)
Zach	2017	$175,000	0	0	0	0	0	0	$0
Bair CEO (1)	2016	$42,000	0	0	0	0	0	0	$0

Matthew	2017	$150,000	0	0	0	0	0	0	$0
Corona COO	2016	$150,000	0	0	0	0	0	0	$0

__________

(1) M. Zach Bair, 56, Chairman of the Board of Directors, Chief Executive Officer and Chief Accounting Officer joined VNUE, Inc. in May 2016. Mathew Corona resigned as an officer of the Company on July 19, 2018.

The Company currently has no employment agreements with its three executive officers. In addition to their salary they receive certain benefits such as health insurance similar to the benefits received by the other employees of the Company. The Company may, at its sole discretion, obtain a “key man” life insurance policy on each of its officers with the Company being the beneficiary of such insurance.

The officers of the Company have business interests outside of those of the Company for which they receive compensation either in the form of salary or partnership distributions. These outside business activities of the officers of the Company will continue for the foreseeable future and until curtailed may be a conflict of interest with the Company.

Option Grants

We did not grant any stock options or other similar securities to our directors or officers during the years ended December 31, 2017. Our directors and officers do not own any stock options or other similar securities of our company.

Management Agreements

We currently have not entered into any management agreements.

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Compensation upon Change of Control

As of December 31, 2017, we had no pension plans or compensatory plans or other arrangements, which provide compensation in the event of the termination of directors, officers or employees or a change in control of our company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans pursuant to which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or noncash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

In the future we may implement a retirement savings plan and medical insurance plan covering our officers and other employees.

PRINCIPAL STOCKHOLDERS

The following table summarizes certain information as of June 30, 2018 with respect to the beneficial ownership of our Common Stock before this Offering by (1) our directors and executive officers, (2) stockholders known by us to own beneficially 5% or more of the shares of our Common Stock, and (3) all of our executive officers and directors as a group. As of June 30, 2018 the Company had 74,335,070 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding.

Shareholders	# of Shares	Percentage
Zach Bair, CEO	12,278,827	16.5%
Matthew Carona, COO *	5,278,827	7.1%
Anthony Cardenas CCO	1,000,000	1.3%
Louis Mann	3,000,000	4.0%
All directors and executive officers as a group	21,557,654	29.0%
Christopher Mann	8,185,886	11.0%
Collin Howard	4,555,918	6.1%

_____________

* Matthew Carona resigned as a director and officer on July 19, 2018 and Louis Mann was elected by the board to fill the vacancy on July 20, 2018. Louis Mann and Christopher Mann are father and son respectively.

RELATED PARTY TRANSACTIONS AND INDEMNITY

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws. The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a directors, officer, employee or agent of the Corporation. Since the beginning of our last fiscal year, we have not entered into any transactions, and there are no currently proposed transactions, with our officers, directors, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years. While we do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons, our board of directors reviews all such transactions.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION

Pursuant to this Offering, we will sell up to a maximum of 5,000,000 shares of our Series A 2018 7% Cumulative Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). Each Share of Preferred Stock will bear a seven percent (7%) cumulative dividend (the “Dividend”), payable annually and is convertible at any time beginning one year from the date of issuance and from time to time thereafter into that number of fully paid and nonassessable shares of Common Stock derived from dividing the average closing bid price of Vnue Common Stock for the five business days prior to the date of conversion into the face amount of each Preferred Share. [Example: If the average five day bid price = $0.25 and the face value is $2.00 then each Preferred Share is convertible into eight (8) Common Stock shares of the Corporation]

There is no assurance that we will successfully sell all the Preferred Shares offered in this Offering.

The Offering price is $50,000.00 per Unit, with a minimum purchase of ½ Unit per subscriber, subject to the Company’s right to accept smaller subscriptions. The Company has the right, in its sole discretion, to accept or reject, in whole or in part, any subscription for Shares.

We anticipate offering costs, excluding any selling commissions, to be less than $175,000. These expenses will include travel, legal and accounting expenses. However, in the event the Company engages a placement agent broker dealer licensed by the Financial Industry Regulatory Authority (FINRA) then the proceeds of this offering will be reduced by (i) paying them a cash fee of up to 10% of the cash proceeds received from the investors that the respective broker-dealers solicit and (ii) non-allocable expense fee of up to 2% of the cash proceeds received from investors.

As a result, net proceeds to us, excluding any selling commissions, are estimated to be $9,825,000 for the Maximum Subscription Amount of this Offering. The Offering will terminate on December 31, 2018 or such earlier or later date that we determine in our sole discretion. All subscriptions shall be irrevocable, except to the extent required by law, and must satisfy the requirements set forth in the Subscription Packet enclosed with this Memorandum.

The Minimum Offering Amount is two Units or $100,000. As soon as we have received and accepted any subscriptions, we may immediately begin to utilize the proceeds without any assurance of receiving additional subscriptions.

The Shares are being offered pursuant to one or more exemptions under the applicable federal and state securities laws. These securities are restricted securities as that term is defined in Rule 144 under the Securities Act that will be subject to the restrictions set forth in “Risk Factors – Lack Of Trading Market and Limited Transferability Of Preferred Stock.”

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Suitability Standards

Sales of the Shares pursuant to this Offering will be made only to “accredited investors”, as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Offering is being made in reliance upon one or more exemptions from the registration requirements of federal and state securities laws. The issuance of the shares offered will not be registered under the federal securities laws or the securities laws of any state. Generally, to be an “accredited investor”, an investor who is a natural person must, at the time of purchase;

a) have a net worth, individually or jointly with one’s spouse and exclusive of the primary residence, in excess of $1,000,000; or

b) have had an individual income in excess of $200,000 in each of the two most recent years, or joint income with one’s spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or

c) be an officer or member of our Board of Directors.

An organization or entity subscribing for the securities also may qualify as an “accredited investor” if it is (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality thereof for the benefit of its employees, if such plan has total assets in excess of $10,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $10,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; (b) a private business development company as defined in Section 292(a)(22) of the Investment Advisers Act of 1940; (c) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $10,000,000; (d) a trust with total assets in excess of $10,000,000 not formed for the specific purpose of acquiring Shares whose purchase is directed by a sophisticated person and described in Rule 506(b)(2)(II) of the Securities Act; or (e) an entity all of the equity owners of which are accredited investors, all as defined in Regulation D.

Prospective purchasers of the securities offered pursuant to this Memorandum should give careful consideration to the entire contents of this Memorandum and the exhibits and attachments to this Memorandum, including, in particular, the risk factors and limitations described under “Risk Factors”, the fact that an investor’s entire investment may be lost, and the limitations with respect to the lack of a readily available market for our securities and the resulting long-term nature of any investment in us. Prospective investors will be required to represent to us, among other things, that they have adequate means to assume the risks of the purchase of our securities and to provide for their current needs and personal contingencies, that they can afford to bear the possible loss of their entire investment, that they have no need for liquidity in this investment, and that they have sufficient knowledge and experience in business and financial matters to evaluate and have evaluated the merits and risks of this investment. We reserve the right to impose suitability standards in our own discretion and to refuse acceptance of any subscription, in whole or in part, for any reason.

Procedure For Subscriptions

Forms of the Subscription Packet, consisting of the Confidential Investor Questionnaire, the Purchaser Representative Questionnaire, and two copies of the Subscription Agreement, are enclosed with this Memorandum. A person or entity desiring to purchase Shares should execute the Confidential Investor Questionnaire, the Purchaser Representative Questionnaire, if applicable, and two executed Subscription Agreements, and deliver them to the Company at 104 W. 29th Street, 11th Floor, New York, NY 1000. These documents must be accompanied with full payment by a check, certified check, cashier’s check, bank check or bank wire for the entire subscription amount payable to “Vnue, Inc.” all funds will be initially deposited in Vnue’s separate offering account until the Subscription Agreement has been accepted.

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Acceptance of Subscriptions; Termination of Offering

As soon as reasonably possible, each subscriber will be notified by us whether that subscriber’s subscription has been accepted. If the subscription is accepted, one copy of the Subscription Agreement signed by us will be returned to investors whose subscriptions are accepted together with a Preferred Stock certificate duly executed by us for the appropriate number of Shares of Preferred Stock being issued. We have the right in our sole discretion to reject all or part of any subscription. If a subscription is not accepted for any other reason, the subscription amount will be returned to the investor without interest after the termination of the Offering. To the extent that the total subscriptions sold are substantially less than the maximum amount of this Offering, then we will not be able to pursue a substantial portion of the items described under “Use of Proceeds.”

The Offering will terminate on December 31, 2018 or such earlier or later date that we determine in our sole discretion.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

THIS MEMORANDUM PROVIDES NO TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP, AND DISPOSITION OF THE PREFERRED STOCK

FINANCIAL STATEMENTS

The audited consolidated financial statements are attached hereto as Exhibit “A” and in the Company’s 2017 10-K as of and for the fiscal years ending December 31, 2017 and 2016. The unaudited financials for January 1, 2018 to March 31, 2018 also appear as part of Exhibit “A” and in the Company’s first quarter 10-Q All of our current financial information can be viewed on the SEC’s web page www.sec.gov /EDGAR under our name.

DESCRIPTION OF SECURITIES

Pursuant to our articles of incorporation, as amended, we are authorized to issue 750,000,000 shares of common stock, par value $.0001 per share and 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of the date of this Memorandum, there were 74,335,070 shares of our Common Stock outstanding, and no shares of any preferred stock, issued and outstanding, after the completion of all obligations under the Purchase and Sale agreement defined previously. Below are descriptions of our Common Stock, and a description of our Preferred Stock which are being offered in this Offering.

Common stock. Holders of the Common Stock are entitled to one vote for each share held by them of record on our books in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive dividends as may be legally declared from time to time by the Board of Directors, and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including our future earnings, capital requirements and financial condition. We have not declared dividends on our Common Stock in the past and we currently anticipate that retained earnings, if any, in the future will be applied to our expansion and development rather than the payment of dividends.

The holders of Common Stock have no preemptive or conversions rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The above is a summary of the terms of our Common Stock and is qualified by reference to our articles of incorporation and bylaws, which are available from the Company upon request. There exists no provision in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of the Company.

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Preferred Stock Generally. We are authorized to issue 20,000,000 shares of Preferred Stock of $.0001 par value (the “Company Preferred Stock”). Other than the Preferred Stock to be sold through this offering there are currently no outstanding shares of Company Preferred Stock.

Company Preferred Stock carries such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Company Preferred Stock. Shares of Company Preferred Stock may be issued from time to time by our Board of Directors in its sole discretion without further approval or authorization by the stockholders, in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by our Board of Directors. The relative rights and preferences that may be determined by our Board of Directors in its discretion from time to time, include but are not limited to the following:

a) the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

b) whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

c) the amount payable with respect to such series in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provision, if any, for the redemption or purchase of the shares of that series; and

d) the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

The existence of authorized but unissued shares of Company Preferred Stock could have anti-takeover effects because we could issue Company Preferred Stock with special dividend or voting rights that could discourage potential bidders.

We may issue shares of Company Preferred Stock that have dividend, voting and other rights superior to those of our Common Stock, or that convert into shares of Common Stock, without the approval of the holders of Common Stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

Preferred Stock in Offering. In anticipation of this Offering, the Board of Directors established the Series A 2018 7% Convertible Preferred Stock as a series of Company Preferred Stock, and in connection therewith the Company has filed or will file with the Nevada Secretary of State a Certificate of Designation (the “Certificate of Designation”) of the Preferred Stock (for purposes of this section, the “Series A Preferred Stock”), designating 5,000,000 shares, plus shares necessary for issued warrants shares of its preferred stock as the Series A Preferred Stock and establishing the designation, preferences, limitations and relative rights relating to the Series A Preferred Stock.

The Series A Preferred Stock ranks in priority senior to the Common Stock and any other class or series of stock issued hereafter that is junior to the Series A Preferred Stock, in each case as to distributions upon liquidation, dissolution or winding up or the Company and payment of dividends on shares of equity securities. The Stated Value of the Series A Preferred Stock is $2.00 per share (the “Stated Value”). The Series A Preferred Stock shall be entitled to receive dividends at an annual rate of 7% of the Stated Value, which shall be cumulative and accrue, whether or not declared, daily from the issuance date of Series A Preferred Stock, shall be due and payable on the last day of December of each year, and the accumulation of unpaid dividends shall bear interest at a rate of 7% per annum. Each Preferred Stock share may be converted by the holder thereof, at any time beginning one year from the date of issuance and from time to time thereafter into that number of fully paid and nonassessable shares of Common Stock derived from dividing the average closing bid price of Vnue Common Stock for the five business days prior to the date of conversion into the face amount of each Preferred Share. [Example: If the average five day bid price = $0.25 and the face value is $1.00 then each Preferred Share is convertible into four (4) Common Stock shares of the Corporation (the “Common Stock”). The Company has the ability to require the holder of the Preferred Stock to convert his shares to Common Stock upon the occurrence of certain events including the initiation of a public offering by the Company or any time after one year from its date of issuance.

Series A Preferred Stock has no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Nevada.

The foregoing summary of the Certificate of Designation is not complete and is qualified in its entirety by reference to the copy of the Certificate of Designation attached hereto as Exhibit “B” and incorporated herein by reference.

The Company is not obligated to register any Shares under this Offering or any shares of Common Stock into which the Shares may be converted. However, if the Company elects to file a S-1 Registration Statement, the Company agrees, to the extent allowable by the SEC and our underwriter(s), to include any shares of Common Stock into which Shares purchased under this Offering may be converted in such S-1 Registration.

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Warrants as Part of the Offering. As part of the offering of the Preferred Stock herein the Company will also issue for every one share of the Company’s Series A 2018 Convertible 7% Preferred Stock purchased a warrant to purchase one share of the Company’s Common Stock at a fixed exercise price of $2.50 at any time during the two years from the date of issue.

DIRECTOR LIABILITY

Our directors and officers are indemnified by our articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of Vnue, Inc. to the fullest extent authorized by the Nevada Business Corporation Act, as may be amended from time to time. Our articles of incorporation provide that, with respect to any direct actions brought by the Company, none of our directors or officers shall be personally liable for monetary damages for breach of any fiduciary duty as a director or officer, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Additionally, our articles of incorporation provide that, with respect to any derivative actions, none of our directors or officers shall be personally liable for monetary damages for breach of any fiduciary duty as a director or officer, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

U.S. Securities Law Transfer Restrictions on Common Stock. The securities offered in this private Offering will not be registered under the Securities Act at the time of their purchase by investors in this Offering and, therefore, the securities will be subject to the restrictions on transfer set forth in “Risk Factors – There is no trading market or other liquidity for investors in the Preferred Stock.” The shares of our Common Stock that were issued prior to this Offering, and shares of Common Stock issued upon conversion of Preferred Stock, are subject to the same U.S. securities law transfer restrictions as the shares of Preferred Stock offered in this private Offering.

NO TRADING MARKET FOR THE SECURITIES

There is no trading market for our Preferred Stock. It is not anticipated that any market will develop for our Preferred Stock as a result of this Offering or otherwise in the foreseeable future. In addition, shares of Common Stock issued upon conversion of Preferred Stock are subject to securities law transfer restrictions as well as the inherent nature related to the limited market for our Common Stock, which is not expected to change.

DIVIDEND POLICY

To date, we have not paid any dividends on our Common Stock and limited dividends in cash on our Preferred Stock nor established a policy concerning payment of regular dividends. Any payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including restrictions imposed by our Company Preferred Stock then outstanding, if any, our earnings, financial condition, capital requirements and debt covenants, if any, and the tax treatment of any such dividends.

LITIGATION

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s combined financial statements or combined results of operations.

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INFORMATION INCORPORATED BY REFERENCE

The Company is a public reporting company and files certain reports and schedules with the SEC. The Company hereby incorporates all of its filings located on the SEC’s EDGAR system herein. Potential investors are encouraged to review the Company’s filings located on the SEC’s EDGAR system and in particular to review the filings from May 2013 to the date of this Memorandum including, but not limited , the Company’s filings on Forms 10-Q, 8-K and DEF 14A. To access the Company’s information on EDGAR go to www.sec.gov and follow the links to search for the Company by name.

REQUESTS FOR ADDITIONAL INFORMATION

Any prospective investor desiring additional information concerning the Company should contact Zach Blair, CEO, 104 W. 29th Street, 11th Floor, New York, NY 10001, telephone number 857-777-6190.

EXHIBITS

Exhibit A	Audited Financial Statements for the Fiscal Years Ended December 31, 2017 and 2016 and Financial Statements for the Period of January 1, 2018 to March 31, 2018.

Exhibit B	Form of Designation creating The Series A 2018 7% Convertible Preferred Stock

Exhibit C	Form of Warrant

Subscription Packet (All of which are included with and incorporated into this Memorandum)

Confidential Investor Questionnaire

Purchaser Representative Questionnaire

Subscription Agreement (two copies)

30

EXHIBIT A

Audited Financial Statements for the Fiscal Years Ended December 31, 2017 and 2016 and Unaudited

Financial Statements for the Period of January 1, 2018 to March 31, 2018

[ Omitted For This 10-Q Exhibit. See the Company’s financials attached to its Annual Report Form 10-K for 2017 and the financials in this Quarterly Report 10-Q]

Exhibit A-1

EXHIBIT B

Designation of the Company’s Series A 2018 7% Convertible Preferred Stock

Exhibit B-1

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF THE

SERIES A 2018 PREFERRED STOCK

OF

VNUE, INC.

(Pursuant to Title 8 Sections 78.195-6 of the Nevada Revised Statutes)

Pursuant to Title 8 Sections 78.195-6 of the Nevada Revised Statutes, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

1.	The name of the corporation is Vnue, Inc., a Nevada corporation (the “Corporation”).

2.	The Board of Directors duly adopted the following resolution at a special meeting of the Board of Directors of the Corporation on July 20, 2018:

WHEREAS, the Corporation’s directors have reviewed and approved the Certificate of Designation (“Certificate of Designation”), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, conversion, dividend and other special rights and qualifications, limitations or restriction of a series of Preferred Stock to be issued by the Corporation and designated as Series A 2018 7% Convertible Preferred Stock, par value $0.001 per share (the “Series A 2018 Preferred”); now, therefore, be it

RESOLVED, that 5,000,000 shares of authorized but unissued Preferred Stock of the Corporation be designated as Series A 2018 7% Convertible Preferred Stock and that the Series A 2018 7% Convertible Preferred Stock have the rights, preferences, limitations and restrictions set forth herein; and, be it.

FURTHER RESOLVED, that the Certificate of Designation shall become effective on July 30, 2018.

FURTHER RESOLVED, that the Chief Executive Officer, or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada the Certificate of Designation in accordance with the Nevada Revised Statutes and to take all other actions that such officers deem necessary or advisable to effectuate the Certificate of Designation.

1. Series A 2018 7% Convertible Preferred Stock. The Series A 2018 7% Convertible Preferred Stock (the “Series A 2018 Preferred”), will consist of 5,000,000 shares and will have the designations, preferences, voting powers, or other special rights and privileges, and the qualifications, limitations and restrictions as follows.

The Series A 2018 Preferred shall, with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank senior to the common stock of the Corporation, par value $0.0001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Corporation hereafter issued that are not by their terms expressly senior to or on parity with the Series A 2018 Preferred with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation.

Exhibit B-2

2. Dividend Rights

Series A 2018 Preferred. Before any dividends shall be paid or set aside for payment on any Junior Security of the Corporation, each holder of the Series A 2018 Preferred Stock (each a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends payable in cash or in shares of the Corporation on the Stated Value of the Series A 2018 Preferred Stock at a rate of 7% per annum, which shall be cumulative and accrue, whether or not declared, daily from the Issuance Date, and shall be due and payable on the last day of December of each year (each, a “Dividend Date”). Such dividends shall accrue whether or not declared, and the accumulation of unpaid dividends shall bear interest at a rate of 7% per annum. If a Dividend Date is not a business day, then the dividend shall be due and payable on the business day immediately following such Dividend Date.

Dividends shall be payable to holders of record, as they appear on the stock books of the Company on such record dates as may be declared by the Board of Directors, not more than sixty (60) days, nor less than ten (10) days preceding the Dividend Dates for such dividends. If the dividend on the Series A Preferred Stock shall not have been paid or set apart in full for the Series A Preferred Stock when payable, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for, or any other distributions paid made on, or any payments made on account of the purchase, redemption or retirement of, the Common Stock or any other Junior Security. When dividends are not paid in full upon the shares or fractions of a share of Series A Preferred Stock and any other Pari Passu Security, all dividends declared upon this series and any other Pari Passu Security shall be declared, pro rata, so that the amount of dividends declared per share or fraction of a share on this Series A Preferred Stock and such other Pari Passu Security shall in all cases bear to each other the same rates that accrued dividends per share on the shares of Series A Preferred Stock and such other Pari Passu Security bear to each other..

3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Series A 2018 Preferred participates with the Common Stock pro rata on an as-converted basis; provided, however, distributions shall be made to the holders of Series A 2018 Preferred in respect of such Series A 2018 Preferred before any amount shall be paid to the holders of Common Stock any other class or series of capital stock of the Corporation.

Deemed Liquidation. The following events shall be deemed a liquidation, dissolution, or winding up of the Corporation, as those terms are used in this Section 3 (each a “Deemed Liquidation”), unless the holders of a majority of the outstanding shares of Series A 2018 Preferred vote as a class that this Section 3.1 not apply:

Any merger, reorganization, consolidation or recapitalization transaction or series of transactions, whether or not the Corporation is the surviving or continuing corporation in such transaction; provided that such transaction or series of related of transactions shall not be a Deemed Liquidation if the stockholders of this Corporation immediately prior to such transaction or transactions will, immediately after such transaction or transactions (by virtue of securities issued as consideration for the transaction or otherwise) hold at least 50% of the voting power of the surviving, continuing or purchasing entity in substantially the same relative proportions as existed prior to such transaction or series of transactions.

Any sale, lease or other disposition of all or substantially all of the assets (tangible or intangible) of the Corporation.

Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution or winding up of the Corporation are in a form other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution or winding up of the Corporation shall be valued as follows:

The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

if the securities are then traded on a national securities exchange or listed on the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the distribution; and

Exhibit B-3

if (i) above does not apply but the securities are actively traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending three (3) trading days prior to the distribution; and

if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined by the Board of Directors.

4. Voting Rights.

Series A 2018 Preferred Stock. The Series A 2018 Preferred shall have no voting rights..

Class Protective Provisions. So long as at least 2,500,000 shares of Series A 2018 Preferred (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) remain outstanding, the Corporation shall not, without the approval of the holders of a majority of the Series A 2018 Preferred then outstanding, voting as a separate class:

Liquidate, dissolve or wind-up the affairs of the Corporation, or effect any merger or consolidation or any other Deemed Liquidation Event;

Amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Series A 2018 Preferred; or

Create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A 2018 Preferred, or increase the authorized number of shares of Series A 2018 Preferred;

Purchase or redeem or pay any dividend on any capital stock prior to the Series A 2018 Preferred, other than as approved by the Board, including the approval of the Series A 2018 Director(s);

Create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; or

Increase or decrease the size of the Board.

5. Conversion Rights. The outstanding shares of Series A 2018 Preferred shall be convertible into Common Stock as follows:

5.1 Optional Conversion.

Subject to Section 5.3, at the option of the holder thereof, each share of Series A 2018 Preferred Stock may be converted without the payment of additional consideration, at any time beginning one year from the date of issuance and from time to time thereafter into that number of fully paid and nonassessable shares of Common Stock derived from dividing the average closing bid price of Vnue Common Stock for the five business days prior to the date of conversion into the face amount of each Preferred Share. [Example: If the average five day bid price = $0.25 and the face value is $1.00 then each Preferred Share is convertible into four (4) Common Stock shares of the Corporation]

Each holder of Series A 2018 Preferred who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A 2018 Preferred or Common Stock, or the holder shall notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and deliver an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and in each case shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A 2018 Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion and, if applicable, a certificate or certificates for the balance of such number of shares of Series A 2018 Preferred not being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A 2018 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Exhibit B-4

5.2 Automatic Conversion.

Subject to Section 5.3, each share of Series A 2018 Preferred shall automatically be converted into 1 fully paid and nonassessable shares of Common Stock, as provided herein upon i) the vote or written consent of the holders of not less than a two-thirds of the then outstanding shares of Series A 2018 Preferred Stock, ii) the effective date of any underwritten public offering undertaken by the Corporation and iii) at the request of the Corporation conditioned upon the passing of a minimum of one year from the date of issuance of the Series A 2018 Preferred Stock shares.

Upon the occurrence of any event specified in subparagraph 5.2(a) above, the outstanding shares of Series A 2018 Preferred shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A 2018 Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A 2018 Preferred, the holders of Series A 2018 Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A 2018 Preferred or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A 2018 Preferred surrendered were convertible on the date on which such automatic conversion occurred.

5.3 Conditions to Conversion. The conversion rights set forth herein are conditioned on the existence of a sufficient number of authorized but unissued shares of Common Stock being available to accomplish such conversion.

5.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the conversion ratio set forth above shall, simultaneously with the happening of such Common Stock Event, be appropriately adjusted to reflect such Common Stock Event in effect immediately prior to such Common Stock Event.

The Conversion Price for the Series A 2018 Preferred shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the “Common Stock Event” shall mean at any time or from time to time after the date on which the first share of Series A 2018 Preferred is issued by the Corporation (the “Original Issue Date”), (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

5.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event then, in each such event, provision shall be made so that the holders of the Series A 2018 Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A 2018 Preferred been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A 2018 Preferred Stock or with respect to such other securities by their terms.

Exhibit B-5

5.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A 2018 Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger or consolidation provided for elsewhere in this Section 5), then in any such event each holder of Series A 2018 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A 2018 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

5.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A 2018 Preferred thereafter shall be entitled to receive, upon conversion of the Series A 2018 Preferred, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A 2018 Preferred after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A 2018 Preferred) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding anything to the contrary contained in this Section 5, if any reorganization, merger or consolidation is approved by the vote of the holders of Series A 2018 Preferred required by any provision of Section 4.3 hereof, then such transaction and the rights of the holders of Series A 2018 Preferred pursuant to such reorganization, merger or consolidation will be governed by the documents entered into in connection with such transaction and not by the provisions of this Section 5.7.

5.8 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series A 2018 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A 2018 Preferred by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance to any holder of a fractional share, then, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

Notices. Any notice required by the provisions of the Certificate of Designation to be given to the holders of shares of the Series A 2018 Preferred shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

5.9 Converted Shares. All shares of the Series A 2018 Preferred converted pursuant to this Section 5, or otherwise acquired by the Corporation in any manner whatsoever, shall be returned to the pool of the Corporation’s authorized but unissued shares of undesignated Preferred Stock and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series A 2018 Preferred accordingly.

Exhibit B-6

6. Miscellaneous

6.1 Preemptive Rights. No holder of Series A 2018 Preferred shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

6.2 As-Converted Basis. For purposes hereof, the term “as-converted basis” applies even if the condition for the conversion of the Series A 2018 Preferred into shares of Common Stock has not been met at such time.

6.3 Effective Date. The Certificate of Designation is to become effective at 9:00 a.m. (Central Time) on July __, 2018.

6.4 Authorized Number. The undersigned further certifies that the authorized number of Preferred Stock shares is 20,000,000 and that the authorized number of shares of the Series A 2018 Preferred, none of which has been issued, is 10,000,000.

The resolution set forth above has been duly adopted by all necessary action on the part of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by Zach Bair, Chief Executive Officer, and attested by _______________, Secretary, as of this July __, 2018

______________________________

Name: Zach Bair

Title: Chief Executive Officer

ATTESTED:

By:

Name

Title: Secretary

Exhibit B-7

EXHIBIT C

FORM OF WARRANT

Exhibit C-1

Common Stock Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

VNUE, INC.

Warrant Shares: __________	Initial Exercise Date: _______________

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, __________________________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 2nd year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Vnue, Inc., a Nevada corporation (the “Company”), up to ________________ shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Confidential Private Placement Memorandum Dated July 20, 2018 issued by the Company.

Section 2. Exercise.

a)	Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a Written Notice of Exercise and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Exhibit C-2

b)	Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.50 (the “Exercise Price”).

c)	Holder’s Restrictions. The Company shall not affect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(c)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.

Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Exhibit C-3

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d)(i) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d)(i) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

d)	Mechanics of Exercise.

i.	Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

ii.	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.	Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.	Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit “B” duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Exhibit C-4

Section 3. Certain Adjustments

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.

Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 4. Miscellaneous.

a)	No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)	Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Exhibit C-5

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)	Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)	Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)	Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Exhibit C-6

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VNUE, INC.

By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Exhibit C-7

Exhibit “A”

NOTICE OF EXERCISE

TO: VNUE, INC.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following address:

  _______________________________

  _______________________________

  _______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

___________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity if Other Than Individual:

_____________________________________________________________

Signature of Authorized Signatory of Investing Entity:

_______________________________________

Name of Authorized Signatory:

_________________________________________________________

Title of Authorized Signatory:

__________________________________________________________

Exhibit C-8

Date: _____________

Exhibit “B”

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Whose address is:

_______________________________________________________________.

_______________________________________________________________

  Dated: ______________, _______

  Holder’s Signature: _____________________________

  Holder’s Address: _____________________________

  _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C-9